Exhibit 99

PROFIT SHARING PLAN

EFFECTIVE JANUARY 1, 2005

PROFIT SHARING PLAN

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33.	Plan Year	7
34.	Quarterly Compensation	7
35.	Quarterly Period	8
36.	Quarterly Period of Service for Benefit Accrual	8
37.	Retirement	8
38.	Retirement Date	8
39.	Retirement Plan	8
40.	Retirement Plan Non-Participation Election	8
41.	Section 16 Person	9
42.	Subsidiary (and Subsidiaries)	9
43.	Subsidiary Corporation	9
44.	Thrift Plan	9
45.	Total Disability	9
46.	Trust	9
47.	Trustee	9
48.	USERRA	10
49.	Year of Service	10
50.	Year of Service for Benefit Accrual	10

PART B. AMENDMENT OF THE PLAN FOR EGTRRA		11

1.	Limitations on Contributions	11
2.	Increase in Compensation Limit	11
3.	Modification of Top-Heavy Rules	12
4.	Direct Rollovers of Plan Distributions	13
5.	Rollovers from Other Plans	14
6.	Rollovers Disregarded in Involuntary Cash-Outs	14
7.	ESOP Participant Election To Reinvest Dividends	15

PART C. MODEL PLAN AMENDMENT MINIMUM DISTRIBUTION REQUIREMENTS		16

Section 1. General Rules		16

1.	Effective Date	16
2.	Coordination with Minimum Distribution Requirements Previously in Effect	16
3.	Precedence	16
4.	Requirements of Treasury Regulations Incorporated	16
5.	TEFRA Section 242(b)(2) Elections	16

Section 2. Time and Manner of Distribution.		17

1.	Required Beginning Date	17
2.	Death of Participant Before Distributions Begin	17

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3.	Forms of Distribution	17

Section 3. Required Minimum Distributions During Participant’s Lifetime.		18

1.	Amount of Required Minimum Distribution For Each Distribution Calendar Year	18
2.	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death	18

Section 4. Required Minimum Distributions After Participant’s Death		18

1.	Death On or After Date Distributions Begin	18
2.	Death Before Date Distributions Begin	19

Section 5. Definitions		20

1.	Designated beneficiary	20
2.	Distribution calendar year	20
3.	Life expectancy	20
4.	Participant’s Account balance	20
5.	Required beginning date	20

ARTICLE II. ELIGIBILITY AND PARTICIPATION		21

1.	Eligibility	21
2.	Commencement of Participation	21
3.	Participation Voluntary	22
4.	Confirmation of Participation	22
5.	Effect of Termination or Suspension of Participation	22
6.	Duration of Participation	22
7.	Reentry of Participant	22
8.	Breaks in Service	23
9.	Maternity and Paternity Absences	23
10.	Eligibility in Case of Merger, Consolidation or Acquisition	24
11.	Participant Military Service	24

ARTICLE III. COMPANY CONTRIBUTIONS		25

1.	Company Contributions	25
2.	Allocation of Company Contributions	26
3.	Permissible Types of Company Contributions	26

ARTICLE IV. ROLLOVERS, TRANSFERRED ACCOUNTS		27

1.	Direct Rollovers	27
2.	Rollover from Other Plans of the Company	27
3.	Trust to Trust Transfers From Other Plans of the Company	28
4.	Trust to Trust Transfers From Plans of Other Employers	29

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5.	Direct Rollovers From Qualified Plans of Other Employers	29

ARTICLE V. LIMITATIONS ON CONTRIBUTIONS AND ANNUAL ADDITIONS		30

1.	General	30
2.	Maximum Annual Additions	30
3.	No Return or Diversion of Contributions Except for Mistake	32
4.	Company Contributions; Relationship to Earnings and Profits	32
5.	Maximum Contribution	32

ARTICLE VI. INVESTMENT PROVISIONS		33

1.	Investments	33
2.	Participant Directed Investment	33
3.	Time of Action by Trustee on Investments	36
4.	Participant Rights as to Options, Rights, and Warrants	36
5.	Redemption of Nontransferable Securities	37
6.	Manner of Holding Cash and Securities	37
7.	Voting of Shares	37
8.	Tender Offers	38
9.	Section 16 Person Limitations; Discretionary Transactions	39
10.	Employee Stock Ownership Plan (ESOP)	40
11.	No Guarantee or Indemnity	42

ARTICLE VII. CREDITS AND CHARGES TO PARTICIPANT ACCOUNTS		43

1.	General Charges and Credits	43
2.	ESOP Dividends	43
3.	Calculation of Charges and Credits to Participant Accounts	44
4.	Commissions, Taxes, and Charges on Security Purchases and Sales	44
5.	Investment Management Fees	44
6.	Allocation of Plan Administrative Expenses	44
7.	Calculation of Credits for Redemption	44
8.	Taxes	44

ARTICLE VIII. VESTING OF BENEFITS		45

1.	Vesting of Company Contributions	45

ARTICLE IX. DISTRIBUTION OF ACCRUED BENEFITS		46

1.	Determination of Benefits Upon Retirement	46
2.	Determination of Benefits Upon Termination of Employment; Cash-Out Distribution	46
3.	Determination of Benefits Upon Total Disability	46

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4.	Determination of Benefits in Event of Death	46
5.	Form of Benefits; Distribution of Participant Accounts	47
6.	Participant Election to Defer Distribution	50
7.	Required Distribution of Benefits	50
8.	Participant’s Right to Demand Employer Securities	50
9.	ESOP Employer Stock Distributions	50
10.	Deferred Distribution at Age 70½	51
11.	Mandatory Required Distribution	51
12.	Medium of Account Distributions	51
13.	Qualified Domestic Relations Orders; Distributions	52

ARTICLE X. PLAN DISTRIBUTION ADMINISTRATION		53

1.	Distributions in Certain Events	53
2.	ESOP Dividend Distributions	53
3.	No Forfeiture for Suspension or Termination	53
4.	Termination of Plan	54
5.	Valuation of Securities	54

ARTICLE XI. BENEFICIARIES IN THE EVENT OF DEATH		55

1.	Surviving Spouse as Primary Beneficiary	55
2.	Election and Consent to Alternate Beneficiary or Beneficiaries	55
3.	Designation of Beneficiary or Beneficiaries	55
4.	Payment and Distribution to Beneficiary or Beneficiaries	56

ARTICLE XII. ADMINISTRATION		57

1.	Plan Committee	57
2.	Trust and Trustee; Committee and Authority and Discretion of Committee	57
3.	Plan Fiduciary	58
4.	Action by Committee	58
5.	Costs of Plan Administration	58
6.	Uniform and Nondiscriminatory Application	58
7.	Summary Plan Description; Committee Decisions; Appeal Procedures	59
8.	Delivery of Documents and Communications	60
9.	Recognition of Agency Relationships	60
10.	Annual Valuation of Trust Assets	60
11.	Audit	61
12.	Annual Reports	61

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ARTICLE XIII. MISCELLANEOUS		62

1.	Effective Date	62
2.	Non-Assignability	62
3.	Qualified Domestic Relations Orders	62
4.	Terms of Employment Unaffected	62
5.	Construction of Plan	63

ARTICLE XIV. TOP-HEAVY RULES		64

1.	Minimum Contribution	64
2.	Rate of Minimum Contribution	64
3.	Top-Heavy Status Determination	65
4.	Top-Heavy Contribution Limits	65
5.	Vesting	65
6.	Definitions	66

ARTICLE XV. AMENDMENT AND TERMINATION		69

1.	Amendment and Termination of Plan	69
2.	Limit to Effect of Amendment or Modification	69
3.	Amendment to Include Subsidiary	69
4.	Participant Rights in Case of Amendment or Modification	69
5.	Nonforfeitability	70
6.	Termination Distributions	70

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PROFIT SHARING PLAN

INTRODUCTORY STATEMENT

This Plan document is the Profit Sharing Plan established and maintained for eligible employees of ONEOK, Inc. and Subsidiaries, effective January 1, 2005.

The purposes of the Plan and the Trust established thereunder are to provide for deferred compensation and benefits for eligible employees through a combination of a qualified profit sharing plan, and, in part, with respect to the investment in securities of ONEOK, Inc., an employee stock ownership plan which constitutes a qualified stock bonus plan. The Plan is intended in all respects to be qualified under the Internal Revenue Code of 1986, as amended.

PART A.

DEFINITIONS

As used in this Plan, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

PARAGRAPH

1.	Accrued Benefit

The balance of all accounts established and maintained for a Participant pursuant to this Plan.

2.	Bargaining Unit Employee

Any Employee who is represented by a collective bargaining unit, which includes without limitation, Group A Bargaining Unit Employees and Group B Bargaining Unit Employees; with “Group A Bargaining Unit Employees”, meaning any Employee who is represented by Locals 12329, 12561, 13417, 14224, 14228, and 15162 of the United Steel Workers of America, Local 781 of the Gas Workers, Metal Trades Union for the Cities of Monett and Kansas City, Missouri, and Beloit, Kansas, and Local 126 of the International Union of Operating Engineers; and “Group B Bargaining Unit Employees”, meaning any Employee who is represented by Local 304 and Local 1523 of the International Brotherhood of Electrical Workers; or any Employee represented by any other collective bargaining unit, organization or entity related to a collective bargaining agreement or arrangement for representation of any employees of the Company.

3.	Board or Board of Directors

The Board of Directors of the Company.

4.	Code

The Internal Revenue Code of 1986, as amended.

5.	Committee

The ONEOK, Inc. Benefit Plan Committee created pursuant to Paragraph 1 of Article XII hereof.

6.	Company

ONEOK, Inc., an Oklahoma corporation, and its Subsidiaries.

7.	Compensation

The total annual base salary plus any lump sum merit pay and promotion awards, gainshare awards, cash incentive compensation, commissions, overtime pay, and shift differentials paid to a Participant by the Company, but excluding amounts deferred or contributed by the Company or deferred by the Participant under a plan of deferred compensation to the extent that such contributions or deferrals are not includible in gross income of the Participant for the taxable year in which contributed or deferred. Provided, that any reduction in salary elected and deferred by the Participant under the cash or deferred arrangement under the Thrift Plan or any other defined contribution plan established or maintained by the Company, or under Code Sections 125, 132(f)(4), 402(e)(8) and 457 pursuant to the employee benefit plans of the Company shall be included in determining compensation hereunder. For purposes of this definition incentive compensation shall be treated as paid to a Participant at the time of actual payment.

Provided, that the annual compensation of each Participant taken into account under Plan for any year beginning after December 31, 2001, shall not exceed $200,000 and such $200,000 amount shall be adjusted to reflect increases in the cost-of-living in accordance with Code Sections 401(a)(17) and 415(d).

Provided, further, that notwithstanding anything to the contrary contained in the Plan, any payment or distribution made to an Employee pursuant to the ONEOK Energy Marketing & Trading Group Bonus Plan shall be excluded from, and not considered as Compensation of such Employee under this Plan.

8.	Controlled Affiliate Business Organization

Any business organization or entity (including, without limitation, a corporation, general partnership, limited partnership, or limited liability company) that is in one or more chains of such organizations conducting trades or businesses connected through ownership of a 100 percent ownership interest in which (i) ONEOK, Inc., an Oklahoma corporation, is the common parent business organization and (ii) a 100 percent ownership interest in each of the organizations, except ONEOK, Inc., is owned directly by one or more of the other organizations, and (iii) ONEOK, Inc. owns a 100 percent ownership interest in at least one of the other organizations. For purposes of the foregoing provisions of this definition, “100 percent ownership interest” means, in the case of an organization which is a partnership or limited liability company, ownership of 100 percent of the profits interest or capital interest of such partnership or limited liability company.

9.	Dividends

All cash, stock, rights or other property distributed by the Company pro rata to holders of any class of its capital stock.

10.	Early Retirement Age

The time at which a Participant attains age fifty (50).

11.	Early Retirement Date

The first day of the month coinciding with or next following the date the Participant terminates employment by Retirement after he or she attains his or her Early Retirement Age and prior to attaining the Normal Retirement Age.

12.	Employee Stock Ownership Plan (ESOP)

The portion of the Plan and Trust under which investment in ONEOK, Inc. Common Stock is directed by Participants, as described in Paragraph 10 of Article VI and otherwise in the Plan.

13.	ERISA

Employee Retirement Income Security Act of 1974, as amended.

14.	ESOP Dividends

The dividends paid to Participants or to the Trust of the Plan on ONEOK, Inc. Common Stock in the Participant Account of such a Participant, or a retired or terminated Employee.

15.	ESOP Dividend Distribution

A payment in cash of ESOP Dividends to a Participant and/or distribution in cash to a Participant of ESOP Dividends paid to the Trust of the Plan, on ONEOK, Inc. Common Stock in the Participant Account of such Participant (and such payments and distributions to a retired or terminated Employee) pursuant to Paragraph 2. of Article VII.

16.	Effective Date

The original effective date upon which the Plan becomes effective as determined by the Board of Directors in the manner provided in Article XIII hereof.

17.	Employee

Any person employed by the Company, including officers and others engaged in the management of the business, provided such person is in active service of the Company; but not including Directors who are not officers of the Company, and not including Independent Contractors and Leased Employees. Leased Employees shall be considered as employees of the Company for purposes of determining if the Plan meets participation, coverage or other applicable requirements for qualification of the Plan under Code Section 401, but such Leased Employees are not eligible to participate in the Plan, and are excluded from the definition of Employee under this paragraph.

Notwithstanding the foregoing, a Foreign Subsidiary Employee shall not be considered to be an Employee eligible to participate in the Plan.

18.	Employee Covered by the Retirement Plan

An employee who is eligible to participate in the Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries and who accrues any benefit under the Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries after December 31, 2004.

19.	Fiduciary

The Plan fiduciary is designated pursuant to Paragraph 3 of Article XII, hereof.

20.	Foreign Subsidiary Employee

An employee of a Subsidiary that is not created or organized in the United States under the law of the United States or of any state of the United States.

21.	Highly Compensated Employee

Effective for years beginning after December 31, 1996, the term “Highly Compensated Employee” means any Employee who: (1) was a five-percent (5%) owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the Company in excess of eighty thousand dollars ($80,000) and, if the Company so elects, was in the top-paid group for the preceding year. The eighty thousand dollar ($80,000) amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 20, 1996. For purposes of the foregoing the “applicable year” of the Plan for which a determination is being made is called a “determination year” and the preceding 12-month period is called a look-back year. A highly compensated former employee shall be determined and based on the rules applicable to determining Highly Compensated Employee status as in effect for a determination year, in accordance with Treasury Regulation § 1.414(q)-1T, A-4 and Internal Revenue Service Notice 97-45. An Employee shall be treated as a five-percent (5%) owner for any year if at any time during such year such Employee was a five-percent (5%) owner (as defined in Code Section 416(i)(1)) of the Company. An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such year.

For purposes of this paragraph, the term “compensation” means compensation within the meaning of Code Section 415(c)(3).

For purposes of determining the number of Employees in the top-paid group, there shall be excluded (i) Employees who have not completed six (6) months of service, (ii) Employees who normally work less than 17½ hours per week, (iii) Employees who normally work during not more than six (6) months during any year, (iv) Employees who have not attained age 21, and (v) except to the extent provided in Treasury regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company.

22.	Hours of Service

All hours for which the Employee is either directly or indirectly compensated by the Company for performing duties for the Company. These hours are to be credited to the Employee in the computation period during which the duties were performed and not when paid. The determination of the Hours of Service for reasons other than the performance of duties shall be made in accordance with Section 2530.200b-2(b) of the Department of Labor regulations. The determination of the computation to which the Hours of Service are credited shall be made in accordance with Section 2530.200b-2(c) of Department of Labor regulations. Credit is also to be given for each hour of back pay for which back pay has been awarded or agreed to by the Employer, and these hours are to be credited to the Employee in the computation period during which the duties were performed and not paid. An Employee should be credited with Hours of Service for any customary period of work based upon a forty (40)-hour week or pro rata portion thereof, during which the Employee is absent for any authorized reason in accordance with established Company policy and procedure, is laid off for a temporary period, is on a Company-approved leave of absence, or sick or disability leave, is on jury or military duty, or is not working due to a labor-management dispute. The clause shall be construed so as to resolve any ambiguities in favor of crediting Employees with Hours of Service.

23.	Independent Contractor

Any person, exercising and engaging in a business or occupation separate from and independent of the Company, who by mutual agreement with the Company is not to be otherwise treated as an Employee for payroll, compensation, employee benefits, or similar purposes, and who is engaged or contracted to perform a certain job or services for the Company, but according to his/her own methods, and without being subject to the control or supervision of the Company, except as to specification of the product or result of his/her work or services for which he/she is contracted.

24.	Leased Employee

A person who otherwise is not an Employee, but who provides services for the Company and such services are provided pursuant to an agreement between the Company and any other person (leasing organization), and such person has performed such services for the Company (or for the Company and a related person determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for at least one (1) year, and such services are performed under primary direction and control of the Company. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

A Leased Employee shall not be considered an employee of the Company if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the Company’s non-highly compensated work force.

Leased Employees shall be considered as employees of the Company for the purpose of determining if the Plan meets participation, coverage or other applicable requirements for qualification of the Plan under Code Section 401, but such Leased Employees are not eligible to participate in the Plan, and are excluded from the definition of “Employee” in Paragraph 17 of this Article I, above.

25.	Non-Bargaining Unit Employee

Any Employee who is not represented by a collective bargaining unit, and is not a Bargaining Unit Employee.

26.	Normal Retirement Age

The time at which a Participant attains age sixty-five (65).

27.	Normal Retirement Date

The first day of the month coinciding with or next following the date the Participant attains his or her Normal Retirement Age.

28.	ONEOK, Inc. Common Stock

The common stock, $0.01 par value of the Company.

29.	One-Year Break in Service

A twelve (12)-consecutive-month period of time commencing on any anniversary date of original employment and ending twelve (12) consecutive months thereafter, during which the Employee has not completed more than five hundred (500) Hours of Service.

30.	Participant

An Employee who has satisfied the eligibility requirements of the Plan, and who is treated as a Participant or has elected to participate in the Plan pursuant to the terms thereof.

31.	Participant Account

The separate account to which all Company contributions for each particular Participant are to be allocated, and in which all cash and other assets held by the Trustee under the Plan shall be maintained and administered under the Plan and Trust for such Participant.

32.	Plan

This Profit Sharing Plan established and maintained by the Company.

33.	Plan Year

A twelve (12) month period commencing on January 1 of each year and ending on the subsequent December 31.

34.	Quarterly Compensation

The total base salary plus any lump sum merit pay and promotion awards, gainshare awards, cash incentive compensation, commissions, overtime pay, and shift differentials paid to a Participant by the Company for the Quarterly Period, but excluding amounts deferred or contributed by the Company or deferred by the Participant under a plan of deferred compensation to the extent that such contributions or deferrals are not includible in gross income of the Participant for the taxable year in which contributed or deferred. Provided, that any reduction in salary elected and deferred by the Participant under the cash or deferred arrangement under the Thrift Plan or any other defined contribution plan established or maintained by the Company, or under Code Sections 125, 132(f)(4), 402(e)(8) and 457 pursuant to the employee benefit plans of the Company shall be included in determining compensation hereunder. For purposes of this definition incentive compensation shall be treated as paid to a Participant at the time of actual payment.

Provided, that the annual compensation of each Participant taken into account under Plan for any year beginning after December 31, 2001, shall not exceed $200,000 and such $200,000 amount shall be adjusted to reflect increases in the cost-of-living in accordance with Code Sections 401(a)(17) and 415(d).

Provided, further, that notwithstanding anything to the contrary contained in the Plan, any payment or distribution made to an Employee pursuant to the ONEOK Energy Marketing & Trading Group Bonus Plan shall be excluded from, and not considered as Quarterly Compensation of such Employee under this Plan.

35.	Quarterly Period

A period of three consecutive calendar months that begins on the first day of January, April, July or October.

36.	Quarterly Period of Service for Benefit Accrual

A Quarterly Period during which an Employee has not less than two hundred fifty (250) Hours of Service as a Participant. If a Participant enters the Plan other than on the first day of the Quarterly Period, all Hours of Service of the Participant during that Quarterly Period, whether or not performed as a Participant, shall be treated as Hours of Service as a Participant.

37.	Retirement

The termination of a Participant’s employment with the Company by retirement on or after he or she has attained at least his or her Early Retirement Age or Normal Retirement Age.

38.	Retirement Date

The first day of the month coinciding with or next following the date a Participant terminates employment with the Company by his or her Retirement.

39.	Retirement Plan

The Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries, established and maintained by the Company.

40.	Retirement Plan Non-Participation Election

An irrevocable election in writing signed by an Employee that he/she shall be excluded from any and all further accrual of benefits under the Retirement Plan for Employees of ONEOK, Inc. and subsidiaries on or after the Effective Date of this Plan which is delivered to the Company or its designee under the Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries at the time prior to January 1, 2005, and in the manner and form that is prescribed by the Company.

41.	Section 16 Person

A person subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, with respect to equity securities of the Company.

42.	Subsidiary (and Subsidiaries)

A Subsidiary Corporation or a Controlled Affiliate Business Organization of ONEOK, Inc., as herein defined.

43.	Subsidiary Corporation

Any corporation that is in one or more chains of includible corporations connected through stock ownership in which (i) ONEOK, Inc., an Oklahoma corporation, is the common parent corporation (ii) ONEOK, Inc. owns directly stock in at least one (1) of the other includible corporations possessing not less than 100 percent of the total voting power of such corporation, or having a value equal to 100 percent of the total value of the stock of such corporation (“applicable ownership level”), and (iii) stock at such applicable ownership level in each of the includible corporations (except said ONEOK, Inc.) is owned directly by one (1) or more of the other includible corporations.

44.	Thrift Plan

The Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, established and maintained by the Company.

45.	Total Disability

A physical or mental condition of a Participant determined by the Committee in a nondiscriminatory manner, based upon appropriate medical reports and examinations, which may be expected to result in death or be of a long and indefinite duration and which renders the Participant incapable of performing any substantial gainful activity.

46.	Trust

The Trust established for the receiving, holding, investing, and disposing of the Participant deposits, Company contributions, and any earnings thereon under the Plan.

47.	Trustee

The Trustee under the Plan hereinafter named in Paragraph 2 of Article XII of the Plan or any successor to said Trustee.

48.	USERRA

The Uniformed Service Employment and Reemployment Rights Act, 38 United States Code, §§ 4301, et seq.

49.	Year of Service

A twelve (12) month period, beginning on the date the Employee commenced employment with the Company and ending twelve (12) months thereafter, or any subsequent twelve (12) month period beginning on any anniversary of the employment commencement date and ending twelve (12) months thereafter, during which an Employee has completed at least one thousand (1,000) Hours of Service. Provided that, upon employment by the Company, for purposes of determining an Employee’s eligibility to participate in the Plan, and subject to the foregoing definition of a Year of Service, a Year of Service with any member of a controlled group (as described in Section 414(b) of the Internal Revenue Code of 1986, or similar provisions in succeeding enactments) of which the Company is also a member shall be deemed to be a Year of Service with the Company, whether or not such other member of the controlled group shall have adopted this or any other Plan.

50.	Year of Service for Benefit Accrual

A Plan Year during which the Employee had not less than one thousand (1,000) Hours of Service as a Participant. If a Participant enters the Plan other than on the first day of the Plan Year, all Hours of Service of the Participant during that Plan Year, whether or not performed as a Participant, shall be treated as Hours of Service as a Participant.

PART B.

AMENDMENT OF THE PLAN FOR EGTRRA

PREAMBLE

1. Adoption and effective date of amendment. The amendments of the Plan in this Part B of Article I are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). Such amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, herein the amendments in this Part B of Article I shall be effective as of the first day of the first plan year beginning after December 31, 2001.

2. Supersession of inconsistent provisions. The amendments in this Part B of Article I shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of such amendments.

PARAGRAPH

1.	Limitations on Contributions

A.	Effective date. This Paragraph 1, Part B, Article I of the Plan shall be effective for limitation years beginning after December 31, 2001.

B.	Maximum annual addition. The annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of:

1.	$40,000, as adjusted for increases in the cost-of-living under Code Section 415(d) or

2.	100 percent of the Participant’s compensation, within the meaning of Code Section 415(c)(3), for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2) which is otherwise treated as an annual addition.

2.	Increase in Compensation Limit

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

3.	Modification of Top-Heavy Rules

A.	Effective date. This Paragraph 3, Part B, of Article I of the Plan shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This paragraph amends Paragraphs 1 through 6 of Article XIV of the Plan.

B.	Determination of top-heavy status.

1.	Key employee. The term “key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

2.	Determination of present values and amounts. This Paragraph 3 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

3.	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

4.	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

C.	Minimum benefits.

1.	Matching contributions. Company matching contributions are not provided under the Plan. To the extent matching contributions are at anytime provided, they shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

4.	Direct Rollovers of Plan Distributions

A.	Effective date. Subject to subparagraph E, below, this Paragraph 4, Part B, Article I of the Plan shall apply to distributions made after December 31, 2001.

B.	Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Paragraph 1 of Article IV of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

C.	Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Paragraph 1 of Article IV of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

D.	Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Paragraph 1 of Article IV of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Participant contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

E.	Rollover of Certain Mandatory Distributions. If an immediate distribution of an amount not exceeding $5,000 is made pursuant to the provisions of the Plan and Code Section 411(a)(ii), and if such distribution is in excess of $1,000, and the distributee does not make an election to receive the distribution directly, the distribution shall be made through and by a direct transfer to an individual retirement plan of a designated trustee or issuer, and the Company shall notify the distributee in writing (either separately or part of the notice under Code Section 402(f)) that the distribution may be transferred to another individual retirement plan. This subparagraph shall be effective at the time prescribed in Section 657(a) of the Economic Growth and Tax Relief Reconciliation Act of 2001.

5.	Rollovers from Other Plans

The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below, beginning on January 1, 2002.

A.	Direct Rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from:

1.	A qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

2.	An annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

3.	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

B.	Participant Rollover Contributions from Other Plans. The Plan will accept a participant contribution of an eligible rollover distribution from:

1.	A qualified plan described in Code Section 401(a) or 403(a).

2.	An annuity contract described in Code Section 403(b).

3.	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

C.	Participant Rollover Contributions from IRAs. The plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

6.	Rollovers Disregarded in Involuntary Cash-Outs

A.	Applicability and effective date. This Paragraph 6, Part B, Article I of the Plan shall apply and shall be effective January 1, 2002.

B.	Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of Paragraph 5 of Article IX, of the Plan, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Participant’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance.

7.	ESOP Participant Election To Reinvest Dividends

A.	Effective date. This Paragraph 7, Part B, Article I of the Plan shall apply to any dividends on ONEOK, Inc. Common Stock which are paid in cash by the Company after December 31, 2001.

B.	Participant reinvestment election. Any ESOP Dividend on ONEOK, Inc. Common Stock which in accordance with the Plan provisions (1) is payable in cash to the Participants in the Plan or their beneficiaries, or (2) is payable to the Plan and is to be distributed in cash to Participants in the Plan or their beneficiaries not later than 90 days after the close of the Plan Year in which paid, may at the election of such Participants or their beneficiaries, be (A) paid as provided in clause (1) or (2) of this subparagraph B, above, or (B) paid to the Plan and reinvested in ONEOK, Inc. Common Stock. In this regard, a Participant may elect in writing to either (i) receive and take payment in cash of one hundred percent (100%) of the ESOP Dividends for his/her Participant Account, (ii) receive and take payment in cash of fifty percent (50%) of the ESOP Dividends for his/her Participant Account, and have the other fifty percent (50%) of such ESOP Dividends paid to the Plan and reinvested in ONEOK, Inc. Common Stock, or (iii) elect to receive and take no payment in cash of the ESOP Dividends for his/her Participant Account and have one hundred percent (100%) of such ESOP Dividends paid to the Plan and reinvested in ONEOK, Inc. Common Stock A Participant who for any reason fails to make and election with respect to the payment or reinvestment of ESOP Dividends hereunder shall have all of the ESOP Dividends for his/her Participant Account paid to the Plan reinvested in ONEOK, Inc. Common Stock. Reinvestment of ESOP Dividends paid to the Plan shall be made in accordance with all applicable provisions of the Plan providing for the investment of Plan assets in Participant Accounts and for ONEOK, Inc. Common Stock to be a permissible investment thereof under the Plan.

The Committee shall provide for each Participant to make an election in writing to have dividends on ONEOK, Inc. Common Stock payable the Participant or to the Plan reinvested in such Common Stock, at the time and in the manner provided in rules, forms and procedures prescribed by the Committee.

PART C.

MODEL PLAN AMENDMENT

MINIMUM DISTRIBUTION REQUIREMENTS

Section 1. General Rules

1.	Effective Date

Unless an earlier effective date is specified in the Plan, the provisions of this Part C of Article I of the Plan will apply for purposes of determining required minimum distributions for calendar years beginning with the 2005 calendar year.

2.	Coordination with Minimum Distribution Requirements Previously in Effect

If the Plan specifies an effective date of this Part C of Article I that is earlier than calendar years beginning with the 2005 calendar year, required minimum distributions for any year preceding the 2005 calendar year (“Preceding Year”) under this Part C of Article I will be determined as follows: If the total amount of Preceding Year required minimum distributions under the Plan made to the distributee prior to the effective date of this Part C of Article I equals or exceeds the required minimum distributions determined under this Part C of Article I then no additional distributions will be required to be made for the Preceding Year on or after such date to the distributee. If the total amount of Preceding Year required minimum distributions under the Plan made to the distributee prior to the effective date of this Part C is less than the amount determined under this Part C of Article I, then required minimum distributions for the Preceding Year on and after such date will be determined so that the total amount of required minimum distributions for the Preceding Year made to the distributee will be the amount determined under this Part C of Article I.

3.	Precedence

The requirements of this Part C will take precedence over any inconsistent provisions of the Plan.

4.	Requirements of Treasury Regulations Incorporated

All distributions required under this Part C of Article I will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

5.	TEFRA Section 242(b)(2) Elections

Notwithstanding the other provisions of this Part C of Article I, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

1.	Required Beginning Date

The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.	Death of Participant Before Distributions Begin

If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in the adoption agreement for this Plan, if any, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

3.	Forms of Distribution

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this

Part C of Article I. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

Section 3. Required Minimum Distributions During Participant’s Lifetime.

1.	Amount of Required Minimum Distribution For Each Distribution Calendar Year

During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

2.	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death

Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Section 4. Required Minimum Distributions After Participant’s Death

1.	Death On or After Date Distributions Begin

(a)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.	Death Before Date Distributions Begin

(a)	Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in section 4.1

(b)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the Participant.

Section 5. Definitions

1.	Designated beneficiary

The individual who is designated as the beneficiary under Articles IX and XI of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

2.	Distribution calendar year

A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

3.	Life expectancy

Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

4.	Participant’s Account balance

The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.	Required beginning date

The date specified in paragraph 11 or Article IX of the plan.

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

PARAGRAPH

1.	Eligibility

Except as hereinafter otherwise provided herein, participation in the Plan shall be open to any Employee who:

(a)	is either (i) first employed by the Company on or after January 1, 2005, or (ii) employed by the Company prior to January 1, 2005, was not an Officer of the Company, and made a Retirement Plan Non-Participation Election prior to that date, and

(b)	is a Non-Bargaining Unit Employee of the Company.

Provided, notwithstanding the foregoing, no Employee who is an Officer of the Company prior to January 1, 2005, no Bargaining Unit Employee, and no Employee Covered by the Retirement Plan on or after the Effective Date of this Plan shall be eligible to participate in the Plan.

For purposes of this paragraph and its application to the Plan, the term “Officer of the Company” shall mean an Employee who was first employed by the Company prior to January 1, 2005, and who is or has been an officer of the Company or any of its Subsidiaries at any time prior to that date.

An eligible Employee of the Company shall become a Participant in the Plan after his or her employment by the Company, as provided for in paragraph 2 of this Article II, below, and no other minimum period of service for eligibility to participate in the Plan shall be applicable.

An Employee in active employment at the effective date of any amendment of the Plan who would have been eligible to participate at an earlier date under the previous Plan provisions governing eligibility and time of service, shall become eligible at such earlier date.

The Plan shall not have a maximum age condition or limitation on participation, shall not exclude from participation (on the basis of age) any Employees who have attained any specified age; and allocations to a Participant’s Account under the Plan shall not be ceased, and the rate at which amounts are allocated to a Participant’s Account shall not be reduced because of the attainment of any age; provided, that such requirements relating to no maximum age for participation and accrual of benefits shall be coordinated to the extent provided in Treasury Regulations with the requirements of Code Sections 404, 410, and 415, and the Code provisions precluding discrimination in favor of Highly Compensated Employees.

2.	Commencement of Participation

Any eligible Employee will be treated as a Participant under the Plan on and after the first day of the calendar month next following the month in which he/she becomes eligible, unless he or she informs the Committee in writing that he or she does not wish to be a Participant, in which case he or she shall not be treated as a Participant under the Plan. Any eligible Employee who does not commence to participate in the Plan on the earliest date when he/she is eligible to do so may thereafter commence participation as of the first day of the calendar month following the month in which he/she elects to participate and makes written application to do so to the Committee.

3.	Participation Voluntary

Participation in the Plan by eligible Employees shall be voluntary. A Participant may become temporarily ineligible to participate in the event of termination or suspension of his/her participation pursuant to the terms of the Plan.

4.	Confirmation of Participation

Each eligible Employee at the time of becoming a Participant in the Plan shall be given a copy of the Plan as effective at that time and/or a summary plan description of the Plan, and the Committee may require as a condition of participation that he/she sign a written instrument in such form as prescribed by the Committee evidencing the fact that he/she accepts and agrees to all the provisions of the Plan, and the Committee may require the consent of the spouse of the Participant if the Participant is married and the primary beneficiary designated is not the spouse of the Participant.

5.	Effect of Termination or Suspension of Participation

Any termination or suspension under any provision of this Plan, shall have the effect of ending the period of the Participant’s current Plan participation. Upon or at any time after expiration of the required period following any termination or suspension, the Participant may again commence participation in the manner provided in Paragraph 2. of this Article II as of the first day of the calendar month following the month in which he/she elects to recommence participation and a new period of such Participant’s current Plan participation shall thereupon commence.

6.	Duration of Participation

After an eligible Employee has elected to participate in the Plan, participation in the Plan shall continue until the employer-employee relationship is terminated between the Company and the Participant, except as provided in the case of voluntary or involuntary Participant suspension or voluntary or involuntary Plan termination.

7.	Reentry of Participant

If a former Participant whose employment has terminated shall be rehired as an Employee, he/she shall be entitled to reenter the Plan as a Participant on the first day of the month next following such reemployment.

8.	Breaks in Service

If an Employee who has not satisfied the eligibility requirements of the Plan and whose employee relationship with the Company has been terminated, is subsequently reemployed, he/she shall again be eligible to participate in the Plan, and to commence to participate in the Plan to the extent provided and in accordance with Paragraphs 1. and 2. of this Article II. Notwithstanding the foregoing eligibility provisions, or any other provisions of this Plan, an Employee’s prior Years of Service shall always be considered in determining the satisfaction of the eligibility requirements if such termination period is not a period of consecutive One (1)-year Breaks in Service which equals or exceeds the greater of five (5), or the aggregate number of Years of Service before such termination period. If any Years of Service are not required to be taken into account by reason of a period of Breaks in Service to which the foregoing provisions of this Paragraph 8. apply, such Years of Service shall not be taken into account in applying such provisions to a subsequent period of Breaks in Service.

9.	Maternity and Paternity Absences

Any period of absence from work, not exceeding the hours described in subparagraphs A. and B., below, by an Employee for any period by reason of the pregnancy of the Employee; by reason of the birth of a child of the Employee; by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or for the purpose of caring for such child for a period beginning immediately following such birth or placement shall be treated as Hours of Service, solely for purposes of determining whether a One (1)-year Break in Service has occurred with respect to Years of Service for purpose of eligibility for participation in this Plan. The Hours of Service described in this Paragraph 9. are:

A.	the Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or

B.	in any case where the Committee is unable to determine the hours described in subparagraph A., above, eight (8) hours per normal workday of service, except that the total number of hours treated as Hours of Service under this Paragraph 9. shall not exceed five hundred one (501) hours.

Provided, that no credit will be given pursuant to this Paragraph 9. unless the individual furnishes to the Committee such timely information as it may reasonably require to establish that the absence from work is for reasons referred to hereinabove, and the number of days for which there was such absence.

The hours described in this Paragraph 9. shall be treated as Hours of Service only in the year in which the absence from work begins, if an Employee would be prevented from incurring a One (1) year Break in Service in such year solely because the period of absence is treated as Hours of Service as hereinabove provided; or in any case, in the immediately following year. For purposes of application of the foregoing rules in this Paragraph 9. the term “year” means the twelve (12) month period beginning on the first day of employment with the Company and each anniversary thereof.

10.	Eligibility in Case of Merger, Consolidation or Acquisition

The Board of Directors, or the Committee at the Board of Directors’ direction, shall determine on a uniform and nondiscriminatory basis, in accordance with any agreement to which the Company shall be a party, or by which it shall be bound, and in a manner not inconsistent with law, which persons, if any, who become employees of the Company as a result of a merger or consolidation or the acquisition of a substantial portion of the assets or stock of a corporation shall be eligible for participation in this Plan.

Where in connection with a merger, consolidation, or acquisition of assets, property or stock by the Company from or of another corporation or entity, individuals who were employees of such other corporation or entity become Employees of the Company, the Board of Directors, or the Committee at the Board of Directors’ direction, may determine on a uniform and nondiscriminatory basis, in accordance with any agreement to which the Company shall be a party, or by which it shall be bound, and in a manner not inconsistent with law, whether employment with such other corporation or entity preceding such transaction or the Company’s acquisition of stock of, or property from it, shall be deemed to be employment for eligibility purposes under this Plan; provided, that the determination of deemed service for eligibility or similar determinations in any particular instance of the acquisition of stock or assets by the Company pursuant to the foregoing provisions of this Paragraph 10., shall not be effective or control with respect to the employees of any other corporation in any prior or subsequent acquisition of stock or assets of another corporation by the Company.

11.	Participant Military Service

Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service of an Employee will be provided in accordance with the special rules relating to veterans reemployment rights under USERRA in Code Section 414(u).

ARTICLE III.

COMPANY CONTRIBUTIONS

PARAGRAPH

1.	Company Contributions

The contributions by the Company to the Trust of the Plan are to be in accordance with the following:

A.	Contributions of One Percent (1%) of Compensation. Subject to subparagraph 1.D. and Paragraph 2 of this Article III, below, and subject to the rights of the Company under Article XV of the Plan, the Company may and expects to make a contribution to the Participant Account of each Participant for each Quarterly Period beginning with the first Quarterly Period ending on or after the Effective Date of the Plan, which contribution shall be an amount equal to one percent (1%) of the Quarterly Compensation of each Participant.

B.	Discretionary Additional Contributions. Subject to subparagraph 1.D and Paragraph 2 of this Article III, below, and subject to the rights of the Company under Article XV of the Plan, the Company also may make an additional contribution to the Trust of the Plan for each Plan Year beginning with the first Plan Year ending on or after the effective date of the Plan, the amount of which contribution shall be entirely discretionary with the Company.

C.	Time of Company Contributions to Plan. The contributions made by the Company to the Trust shall be paid to the Trustee on or before the time required by law for filing the Company’s federal income tax return (including extensions) for the year with respect to which the contribution is made; provided, that not Company contributions may be made in any Plan Year to the extent that such contributions would not be deductible by the Company for federal income tax purposes.

D.

Company Contributions and Plan. With respect to the contributions by the Company to the Plan pursuant to subparagraphs 1.A. and 1.B.of this Article III, above, and for all other purposes, the Plan is intended to be a combination of a qualified profit sharing plan within the meaning of Code Sections 401(a)(1) and 401(a)(27), and a qualified employee stock ownership plan as described herein, and not a money purchase pension plan. Although the Company plans and expects to make contributions to the Trust of the Plan pursuant to subparagraphs 1.A. and 1.B. of this Article III, above, for each Quarterly Period beginning with the first Quarterly Period ending on or after the Effective Date of the Plan, and for each Plan Year ending after the Effective Date of the Plan, the Company reserves the absolute right to discontinue making or to not make any such contribution or contributions at any time prior to the actual contribution thereof to the Trust, all as the Company determines, in its sole discretion, to be necessary, advisable or appropriate, and such right may be exercised by the Company without amendment to the Plan, and without notice to Participants or any other restriction, condition or limitation whatsoever to the exercise of such right. With respect to discretionary contributions by the Company to the Plan pursuant to subparagraph 1.B. of this Article III, above, and for all other purposes, the Plan is intended to be a combination of a qualified profit sharing plan within the meaning of Code Sections 401(a) and 401(a)(27), and a qualified employee stock ownership plan as described herein, and not a money purchase pension plan, and such contributions may be made or not made by the Company as it determines in its sole discretion.

2.	Allocation of Company Contributions

The contributions to the Trust of the Plan by the Company are to be allocated as follows:

A.	All quarterly contributions by the Company for any Quarterly Period pursuant to subparagraph 1.A. of this Article III, above, shall be allocated as of the last day of such Quarterly Period of each Plan Year to the Participant Account of each individual Participant who is an Employee on the last day of the Quarterly Period (except an Employee who terminated employment with the Company during the Quarterly Period on account of death, Total Disability, or Retirement) and who has a Quarterly Period of Service for Benefit Accrual for such Quarterly Period.

B.	All contributions by the Company for any Plan Year pursuant to subparagraph 1.B. of this Article III, above, shall be allocated as of the last day of such year to the Participant Account of each individual Participant who is an Employee on the last day of the Plan Year (except an Employee who terminated employment with the Company before the last day of the Plan Year on account of death, Total Disability, or Retirement) and who has a Year of Service for Benefit Accrual for the Plan Year in the same proportion that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants who have a Year of Service for Benefit Accrual for the Plan Year.

3.	Permissible Types of Company Contributions

Contributions by and from the Company to the Trust and Plan may be made in cash or other property in kind; provided, that no assets may be contributed if such contribution would constitute a prohibited transaction under Code Section 4975, or corresponding provisions of Section 406 of ERISA, if applicable.

ARTICLE IV.

ROLLOVERS, TRANSFERRED ACCOUNTS

PARAGRAPH

1.	Direct Rollovers

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this paragraph, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

For purposes of this paragraph, the following definitions shall apply:

(1) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2) “Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 401(a)(3), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or an eligible plan under Code Section 457(b) which is maintained by state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

(3) “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(4) “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.	Rollover from Other Plans of the Company

With the prior written approval of the Committee, a Participant in this Plan may make a rollover contribution of all or part of a qualifying rollover distribution to such Participant from a trust which is a part of a separate qualified pension or profit-sharing plan of the Company or any subsidiary of the Company. The allowance of any rollover contribution shall be at the discretion of the Committee, and only in accordance with such terms and conditions as the Committee may prescribe. The Participant’s rollover contribution shall constitute an additional deposit in, and become a part of the accounts of the Participant for all purposes of the Plan, and become subject to all the terms and provisions of this Plan, except that the Company shall have no obligation to contribute any amount, out of its net earnings and earned surplus, or otherwise, to or for the benefit of a Participant on account of any such rollover contribution by the Participant. Any Participant’s rollover contribution shall be received, deposited, held, and invested in such manner as the Committee shall by regulation prescribe, consistent with the investment and accounting provisions of this Plan.

For purposes of this Paragraph 2., a “qualified pension or profit-sharing plan” shall mean a plan qualified under Section 401(a) of the Code and ERISA; and a “qualifying rollover distribution” shall mean a distribution to a Participant from a trust which forms a part of the Company or a subsidiary qualified pension or profit-sharing Plan which distribution constitutes a distribution qualifying for rollover to this Plan pursuant to Code Section 402(c) (or corresponding provision of any future federal tax code).

3.	Trust to Trust Transfers From Other Plans of the Company

The Company may, from time to time, direct the Trustee to receive, accept transfers of, and hold as a part of the Trust, deposits or transfers of the funds, deposits, property, assets, and/or accounts of Participants, or employees of any subsidiary of the Company, from a trust which is part of any other qualified defined benefit plan or qualified defined contribution plan of the Company or any subsidiary of the Company. Any such deposit or transfer shall be subject to prior written approval of the Company, and may be pursuant to a modification, continuation, termination, partial termination, consolidation or merger with, or replacement of any such other Company plan or subsidiary plan which may be adopted by the Company or the subsidiary employer, or pursuant to any other arrangement mutually determined and agreed upon by the Company and a subsidiary and/or the subsidiary employee (or Participant). If an employee of the Company or of a subsidiary of the Company whose account is so transferred is otherwise eligible and not already participating in the Plan, he/she shall become a Participant at the time of such transfer and deposit. Any funds or property from the account of a Participant under another Company plan or a subsidiary plan which are so transferred and accepted by the Trustee shall be received and deposited in full to an account or accounts of that Participant under this Plan, and shall thereupon become a part of the Trust held for the account of that Participant in accordance with all the terms and provisions of the Plan. The Committee shall determine and prescribe reasonable and appropriate procedures, certifications, and other requirements to be accomplished and performed by the Company, the Trustee, the Participant, any such subsidiary and the plan administrator and trustee of such other Company plan or subsidiary plan, in order to assure an effective and satisfactory transfer of trust funds, and any such transfer shall be conditioned upon compliance with all such requirements. Notwithstanding any of the foregoing, the Company shall have no obligation to make any matching or other additional contributions to the Plan to or for the benefit of any Participant by reason of any such transfer or deposit to the Trust under this Paragraph 3.

4.	Trust to Trust Transfers From Plans of Other Employers

The Company may, from time to time, direct the Trustee to receive, accept transfers of, and hold as a part of the Trust, deposits or transfers of the funds, deposits, property, assets, and/or accounts of Participants from a trust which is part of any qualified defined contribution plan of another employer. Any such deposit or transfer shall be subject to prior written approval of the Company, and may be pursuant to a modification, continuation, termination, partial termination, consolidation or merger with, or replacement of any such other plan which may be adopted by the Company, or pursuant to any other arrangement mutually determined and agreed upon by the Company and such other employer. If an employee of the Company whose account is so transferred is otherwise eligible and not already participating in the Plan, he/she shall become a Participant at the time of such transfer and deposit. Any funds or property from the account of a Participant under the plan of another employer which are so transferred and accepted by the Trustee shall be received and deposited in full to an account or accounts of that Participant under this Plan, and shall thereupon become a part of the Trust held for the account of that Participant in accordance with all the terms and provisions of the Plan. The Committee shall determine and prescribe reasonable and appropriate procedures, certifications, and other requirements to be accomplished and performed by the Company, the Trustee, the Participant, the plan administrator and trustee of such other employer plan, in order to assure an effective and satisfactory transfer of trust funds, and any such transfer shall be conditioned upon compliance with all such requirements. Notwithstanding any of the foregoing, the Company shall have no obligation to make any matching or other additional contributions to the Plan to or for the benefit of any Participant by reason of any such transfer or deposit to the Trust under this Paragraph 4.

5.	Direct Rollovers From Qualified Plans of Other Employers

Participants in the Plan shall have the right to make direct rollover contributions to the Trust of the Plan of assets from a qualified defined contribution plan or trust of another employer, or from a conduit Individual Retirement Account. Any such assets so transferred to the Trust of the Plan shall be accompanied by written instructions from the other employer, trustee or custodian transferring such assets setting forth the name of the Participant for whose benefit such assets are being transferred, and showing the respective contributions of the employer, if any, and the Participant, the current value of the assets attributable thereto, and such other information as the Committee and Trustee consider reasonably required in order for the Trustee to receive, hold and administer such assets in the Trust of the Plan. Upon receipt by the Trustee of such assets for a Participant, the Trustee shall place such assets in a segregated fund or account for the Participant, and the Participant shall be deemed to be fully vested and have a nonforfeitable interest in such assets. The making of such a rollover transfer to the Trust shall not constitute a contribution or deposit entitling a Participant to any matching contribution by the Company. Notwithstanding anything to the contrary expressed or implied herein, unless the Plan generally provides a life or joint and survivor annuity form of distribution benefit, the Plan shall not be a direct or indirect transferee of or from any defined benefit pension plan, money purchase pension plan, profit sharing plan, stock bonus plan or other plan which is subject to the joint and survivor annuity requirements of Code Sections 401(a)(11) and 417.

ARTICLE V.

LIMITATIONS ON CONTRIBUTIONS AND ANNUAL ADDITIONS

PARAGRAPH

1.	General

Company contributions, and other contributions under the Plan shall be limited as provided in this Article V.

2.	Maximum Annual Additions

The maximum Annual Additions credited to a Participant’s Account shall not exceed the lesser of $40,000 or one hundred percent (100%) of the Participant’s annual compensation from the Company. For the purposes of this paragraph, the “Annual Additions” are equal to the sum for any year of (i) employer contributions and (ii) the Participant’s contributions (but not including any rollover contributions as defined in the Code). Contributions allocated to any individual medical account which is part of a pension or annuity plan shall also be treated as an Annual Addition to a defined contribution plan, to the extent provided in Code Section 415(l); and any amount attributable to medical benefits allocated to a separate account for post-retirement medical benefits for a key employee shall be treated as an Annual Addition to a defined contribution plan to the extent provided in Code Section 419(A)(d). The limitation year for purposes of the limitations on Annual Additions is the Plan Year, which is the twelve (12) month period beginning on January 1 and ending on the subsequent December 31.

For purposes of this Paragraph 2., the term “compensation” means the Participant’s wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses). The term “compensation” shall include (i) any elective deferral as defined in Code Section 402(g)(3), and (ii) any amount which was contributed or deferred by the Company at the election of the Participant and which is not includible in gross income of the Participant by reason of Code Section 125. The term “compensation” shall not include (i) Company contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are deductible by the Employee under Code Section 219(b) and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed; (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or (iv) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

The foregoing definitional provisions of this Paragraph 2. shall apply solely thereto. For purposes of applying the limitations of this Paragraph 2., amounts included as compensation are those actually paid or made available to a Participant within the Plan Year.

The maximum benefit limitation of forty thousand dollars ($40,000) shall be adjusted to reflect increases in the cost of living applicable thereto in accordance with the Code and regulations prescribed by the Secretary of Treasury.

All defined contribution plans of the Company, including the Thrift Plan, shall be treated together with this Plan as one defined contribution plan in determining the combined plan maximum annual limitation.

The combined maximum annual limitation of this Plan and all other defined contribution plans of the Company that are treated together as one defined contribution plan shall be applied and administered from time to time by the Committee and the plan administrators of each such other defined contribution plan in such uniform and consistent manner as the Committee and such other plan administrators determine is administratively feasible to provide the most favorable opportunity for deferral of compensation and accrual of retirement savings by all Employees who are Participants in this Plan and participants in any such other defined contribution plans of the Company.

If as a result of the allocation of any forfeitures, a reasonable error in estimating a Participant’s annual Compensation, or under other limited facts and circumstances which justify the availability of the rules set forth in Treasury Regulation 1.415-6(b)(6), the Annual Additions under the terms of this Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the limitation year to be exceeded, the excess amounts shall not be deemed Annual Additions in that limitation year and such excess amounts in the Participant’s Account must be disposed of as hereinafter provided. Any elective deferrals (plus attributable earnings), to the extent they would reduce the excess amount shall be distributed to the Participant. If an excess still exists, the excess amount will be used to reduce Company contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the limitation year. However, if that Participant is not covered by the Plan as of the end of such limitation year, then the excess amounts must be held unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all remaining Participants in the Plan. However, if such allocation or reallocation of the excess amounts pursuant to the provisions hereof causes the limitations of Code Section 415 to be exceeded with respect to each Participant for the limitation year, then these amounts must be held unallocated in a suspense account. If such a suspense account is in existence at any time during a particular limitation year, other than the limitation year described in the preceding sentence, all amounts in the suspense account must be allocated or reallocated to Participants’ accounts as herein provided, (subject to the limitations of Code Section 415) before any Company contributions which would constitute Annual Additions may be made to the Plan for that limitation year. The excess amounts must be used to reduce Company contributions for the next limitation year (and any succeeding limitation years, as necessary). Excess amounts may not be distributed to Participants or former Participants.

3.	No Return or Diversion of Contributions Except for Mistake

Except as otherwise expressly provided in the Plan, the Trustee shall hold the Company’s contributions in the respective Participants’ Accounts, subject to the provisions of the Plan; and no part of those contributions shall be recoverable by the Company, nor shall they be used for, or diverted to any other purpose, except for return thereof to the Company in the case and to the extent of its contributions having been made by reason of a mistake of fact, in which case the return to the Company of the amount involved shall be made within one (1) year of the mistaken contribution; and if a contribution to the Plan conditioned upon the deductibility of the contribution under Code Section 404, as provided in Paragraph 5. of this Article V, then such contribution may be returned to the Company (to the extent disallowed) within one (1) year after the disallowance of the deduction; provided, that any contribution for a Participant which exceeds the limitations provided in Paragraph 2. of this Article V shall be distributed to the Participant as directed by the Committee within a reasonable period of time consistent with requirements for distributing excess deferrals under the Code and regulations thereunder.

4.	Company Contributions; Relationship to Earnings and Profits

This Plan is intended to be a qualified profit sharing plan and not a money purchase pension plan within the meaning of Code Sections 401(a)(1) and 401(a) (27) with respect to any Company contributions of one percent (1%) of Participant Compensation pursuant to the provisions of subparagraph 1.A. of Article III, above, which contributions may be made without regard to the amount of current or accumulated earnings and profits of the Company; and the Plan is also intended to be a qualified profit sharing plan and not a money purchase pension plan within the meaning of Code Sections 401(a)(1) and 401(a)(27) with respect to the discretionary additional Company contributions provided for in subparagraph 1.B. of Article III, above; provided, that with respect to such profit sharing contributions, if at any time the Company’s net earnings and earned surplus as reflected by its books of account are insufficient to permit the making in full therefrom of a contribution by the Company hereunder for a Plan Year, such contribution shall not be required to be made, or the Company may make such contribution only to the extent, if any, that such net earnings, earned surplus, and accumulated earnings and profits are sufficient, and any amount not so contributed shall not be made up even though such earnings and profits thereafter become sufficient therefor; provided further, however, that the portion of this Plan which constitutes an employee stock ownership plan is intended to be a stock bonus plan within the meaning of Code Sections 401(a) and 4975(e)(7), and the Treasury regulations thereunder which is established and maintained by the Company to provide benefits similar to those of a profit-sharing plan except that the contributions by the Company are not necessarily dependent upon profits and the benefits are distributable in stock of the Company.

5.	Maximum Contribution

In no event, however, shall Company contributions be made in excess of the amount deductible under Code Section 404, or other applicable federal law now or hereafter in effect.

ARTICLE VI.

INVESTMENT PROVISIONS

PARAGRAPH

1.	Investments

The amounts allocated to Participant Accounts shall be invested by the Trustee in accordance with this Article VI and the provisions of Article XII, below.

2.	Participant Directed Investment

A.	Direction of Investment; Investment Options. A Participant may, by delivery of his/her direction to the Committee in the manner and form it prescribes, in turn direct the Trustee, that any or all cash in his/her account, including his/her deposits, the Company’s contributions, and any other cash, shall be invested in ONEOK, Inc. Common Stock or under any one or more of certain other designated investment options made available under the Plan. The Committee shall in turn furnish or cause the Participant’s investment direction to be delivered to and acted upon by the Trustee within such period of time as the Committee determines to be reasonable and practicable in the circumstances. A Participant’s initial direction of investment shall be in written form as prescribed by the Committee. A Participant may, after initial written direction of investment, give directions for changes in the investment of his/her account by written direction, use of the telephone voice response system established by the Committee and Trustee for the Plan, or through the internet in the manner prescribed by the Committee. Investment in certain options may be limited to retention and maintenance of prior contributions invested in such options, with no further investment of contributions therein being permitted, as more particularly provided below. The Company may establish, modify and change the investment options made available to Participants from time to time, with such modifications and changes to be made by written action of the Chief Executive Officer of the Company and the Committee, or as otherwise determined by the Company. A Participant may also change his/her investment direction and direct sales from time to time to the extent permitted and authorized in subparagraphs 2.B. and D., and Paragraph 4. of this Article VI below.

B.

Investment Options. The investment options existing and recognized under the Plan and Trust, shall be established as hereinabove provided, and regularly listed and described to Participants by written information and memoranda, including electronic media, furnished by and at the direction of the Committee from time to time. The investment options shall include ONEOK, Inc. Common Stock, and such other investments determined by the Company and the Committee hereunder. It is intended that the investment options shall provide Participants investment alternatives which will provide a Participant with a reasonable opportunity to materially affect the potential return on amounts in his/her

Participant Account and the degree of risk to which such amounts are subject, and to choose from at least three (3) investment options, each of which is diversified, has materially different risk and return characteristics, and which in the aggregate enable the Participant to achieve investment direction of risk and return characteristics within the range normally appropriate for such Participant, and when combined with investments in other alternatives will tend to allow reasonable diversification so as to minimize risk of losses, taking into account all circumstances.

A Participant may, by written, telephone voice response, or internet or electronic media direction to the Committee, and in turn to the Trustee, as provided above, direct that his/her deposits and account, the Company’s contributions and any other cash be deposited in such investment options.

The investments selected and directed by Participants may increase or decrease in value due to changes and fluctuations in market conditions and other circumstances, and the Company, Committee and Trustee do not warrant or guarantee, by or under the Plan or otherwise, the value of any security or other investment directed by a Participant hereunder.

C.	Suspension or Limitation of Participant Directed Investment. Notwithstanding any other provisions herein, the right of Participants to direct the purchase, sale or transfer of ONEOK, Inc. Common Stock for their Participant Accounts may be limited, suspended and restricted from time to time, and for such periods of time as the Committee, in its discretion, determines to be necessary and appropriate for administration of the Plan and Trust, and consistent with applicable laws and regulations, including without limitation, federal securities laws and regulations that govern black out periods affecting directed investments in employer securities by participants in employer sponsored defined contribution plans. The Committee may direct such limitations, suspensions or restrictions to be made, and the Committee shall cause Participants and the Trustee to be given notice thereof, in the manner it determines reasonable and practical in the circumstances, and consistent with applicable laws and regulations applicable to the Plan and such Participant directed investments in securities under the Plan.

Notwithstanding the foregoing, the investment by a Participant who is a Section 16 Person shall be subject to the limitations and restrictions and other provisions of this Article with respect to any Discretionary Transactions involving the investment of his/her deposits, the Company’s contributions and any other cash attributable to his/her Participant Account.

D.

Change in Participant’s Investment Direction. Any direction by a Participant that available funds in his/her Participant Account shall be invested under a particular investment option shall be deemed a continuing direction until changed by the Participant. A Participant may, by written direction to the Committee which shall in turn direct the Trustee in form prescribed by the Committee, by telephone voice response system, internet or electronic media direction in the manner prescribed by the Committee, or by such other means as may be authorized by the Committee, cancel or change any such investment direction from time to time; provided, that a Participant who is a Section 16 Person shall be subject to the limitations, restrictions and other provisions of Paragraph 9 of this Article VI, below, with respect to such Participant’s direction of investments that are Discretionary Transactions.

E.	Sale of Investments at Participant Direction. A Participant may (i) by written direction in form prescribed by the Committee and countersigned by the authorized representative thereof, which countersignature shall be for the sole purpose of identification and authentication of good standing of the Participant, or (ii) by telephone voice response system, internet or electronic media, as authorized by the Committee, direct the Committee and the Trustee to sell or turn in for redemption, as may be appropriate, any security purchased at his/her direction; he/she may similarly direct the investment of the proceeds of any such sale or redemption, with or without the addition of other available cash then in his/her account, under any one or more of the investments options currently in effect under the Plan for which additional investment of contributions and cash may be directed; provided, that a Participant who is a Section 16 Person shall be subject to the limitations, restrictions and other provisions of Paragraph 9 of this Article VI, below, with respect to the direction of the sale or redemption transactions involving any security issued by the Company that are Discretionary Transactions, as defined by Paragraph 9 of this Article VI below.

F.

ESOP Diversification of Investments. It is intended that the Participant investment options and investment direction provisions stated above in this Article VI shall be administered in the manner which will satisfy the investment diversification requirements of Code Section 401(a)(28) (or corresponding section of any future federal tax code) as to the portion of the Plan which constitutes an Employee Stock Ownership Plan, and in accordance with such requirements, and notwithstanding anything otherwise provided in the Plan with respect to that portion of the Plan which constitutes an Employee Stock Ownership Plan, each Qualified Participant may elect within ninety (90) days after the close of each Plan Year in the Qualified Election Period to direct the Plan and the Trustee as to the investment of at least twenty-five percent (25%) of such Participant’s Account in the Plan which is invested in Company securities (to the extent such portion exceeds the amount to which a prior election under this paragraph applies). In the case of the election year in which the Participant can make his/her last election, the preceding sentence shall be applied by substituting “fifty percent (50%)” for “twenty-five percent (25%).” The Plan shall offer at least three (3) investment options (not inconsistent with Treasury regulations published under Code Section 401(a)(28) (or corresponding section of any future federal tax code) to each Qualified Participant making such an election and within ninety (90) days after the period during which the election may be made, the Plan shall invest the portion of the Participant’s Account covered by the election in accordance with the election. For purposes of this paragraph, the term “Qualified Participant” means any Employee who is a Participant in the Plan who on and after January

10, 1997, completes at least ten (10) years of participation under the Employee Stock Ownership Plan portion of the Plan and who has attained age fifty-five (55); and the term “Qualified Election Period” shall mean the 6-Plan-Year period beginning with the later of (i) the first Plan Year in which an individual first became a Qualified Participant, or (ii) the first Plan Year beginning after December 31, 1986. The applicable portions of a Participant’s Account to which such elections shall apply shall be determined based upon the price of Company securities on the New York Stock Exchange applied on a uniform and consistent basis, and with respect to any Company securities which are not readily tradable on an established securities market with respect to activities carried on by the Plan all such valuations shall be by an independent appraiser, which means any appraiser meeting requirements similar to the requirements of the Treasury regulations prescribed under Code Section 170(a)(1).

3.	Time of Action by Trustee on Investments

The Trustee will comply with the directions of a Participant with respect to investment, sale and reinvestment as soon as practicable after receipt of such direction if they are given and received in accordance with one of the foregoing authorized means of communicating such directions; provided, however, that in the case of directions to purchase securities, the Trustee will not comply therewith until a means to make such purchase has been adequately provided in respect to the Participant’s Account. With respect to purchases of Common Stock from the Company, the Trustee shall purchase such securities on the day or days of each month on which the Trustee receives the contributions from the Participants and the Company or receives dividends on the Common Stock held by the Trustee. The Committee may establish such rules, regulations and procedures as it determines, in its discretion, to be necessary and appropriate for administering Participant directions of investment under the Plan. The Trustee, in its discretion, may limit the daily volume of its purchases or sales of a security to the extent that such action is deemed by it to be in the best interest of the Participants directing such purchases or sales.

4.	Participant Rights as to Options, Rights, and Warrants

In the event that any option, rights, or warrants shall be granted or issued with respect to a security held by the Trustee under the Plan, the Trustee, to the extent possible, shall give to the Participant in whose Participant Account such security is held a reasonable opportunity (which in any event shall not extend beyond five (5) days prior to the date of expiration of the options, rights, or warrants) to direct the Trustee to exercise such options, rights, or warrants, and if the Committee determines, in its sole discretion, it to be allowable, by any cash that shall be required in connection with such exercise, such Participant shall, simultaneously with his/her direction to the Trustee, make available to the Trustee the necessary funds. Such funds may be made available to the Trustee by payment thereof in cash or by written direction to the Trustee in form prescribed by the Committee to use cash held by the Trustee in the Participant’s Account or obtained from the sale of any security in such account as determined by the Committee. Cash payments, if any, made by a Participant to the Trustee in connection with the exercise of any such options, rights, or warrants shall constitute an additional deposit in the Participant Account for all purposes of the Plan, except that, for a period of twelve (12) months after making any such payment, the Participant shall have the right, by written request to the Trustee in form prescribed by the Committee, to receive payment from the Trustee out of any cash available in the Participant’s Account an amount equal to the cash so paid, and such payment to the Participant shall not constitute a withdrawal within the meaning of any other Article of the Plan. Any securities acquired as the result of the exercise of any such options, rights, or warrants shall be added to the Participant’s Account. If a Participant shall not, within the time designated by the Trustee, direct the Trustee to exercise any such option, right, or warrant and make available to the Trustee any necessary funds, the Trustee shall sell such option, right, or warrant in the open market, if there be any market thereof. The cash proceeds from the sale of any options, rights, or warrants shall be credited to the Participant’s Account.

Provided, that a Participant who is a Section 16 Person shall be subject to the limitations, restrictions and other provisions of Paragraph 9. of this Article VI, below, with respect to any options, rights or warrants granted or issued with respect to any security held by the Trustee of the Plan that is a security issued by the Company, if the exercise or other action by the Participant pursuant to this Paragraph 4. is a Discretionary Transaction, as defined in such Paragraph 9.

5.	Redemption of Nontransferable Securities

In the case of the redemption of any nontransferable security or on the maturity thereof, the Participant in whose Participant Account such security is held shall take such steps as the Trustee may prescribe in order to effect the redemption or collection thereof by the Trustee.

6.	Manner of Holding Cash and Securities

All cash and securities in Participants’ Accounts shall, until disposed of pursuant to the provisions of the Plan, be held in the possession of the Trustee. Transferable securities may be registered in the name of the Trustee or in the name of its nominee. Nontransferable securities shall be issued in such name or names as the Trustee may elect, subject to any applicable laws or regulations at the time in effect with respect thereto. In the sole discretion of the Trustee, investments in a particular security to be held in the accounts of more than one (1) Participant may be represented by a single stock certificate or a single bond, as the case may be.

7.	Voting of Shares

Shares of the voting stock of the Company held by the Trustee in the Participant Account of a Participant under the Plan will be voted or consents for action with respect thereto will be granted by the Trustee or other registered owner thereof only in accordance with written instructions given to the Trustee by the Participant, except that the Trustee, in its discretion, may vote or direct the registered owner to vote or may consent or direct the registered owner to consent to action being taken with respect to any such stock if the Trustee has not received written instructions from the Participant in whose Participant Account such shares are held at least five (5) days prior to the date of the meeting at which such vote is to be taken or the last date that a consent of action may be given. Notice of any such meeting or consent request shall be given by the Committee to the Participant and a request for written instructions shall be made by the Committee to be directed to the Trustee at such time and in such form as may be provided by rules and regulations adopted by the Committee.

This paragraph and all pertinent provisions of the Plan and Trust shall be applied and interpreted in all respects so as to meet the requirements of Code Section 409(e) (or corresponding section of any future federal tax code) so that each Participant or beneficiary in the Plan is entitled to direct the Plan and Trustee as to the manner in which stock and securities of the Company which are entitled to vote and are allocated to the Participant Account of such Participant or beneficiary are to be voted.

8.	Tender Offers

Notwithstanding any other provisions of this Plan, the provisions of this Paragraph 8. shall govern the tendering of shares of Common Stock of the Company held in this Plan.

A.	Upon commencement of a tender offer for any securities that are Common Stock of the Company, the Company shall notify each Participant of such tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant such information as is distributed to shareholders of the Company in connection with such tender offer, and shall provide a means by which the Participant can instruct the Trustee whether or not to tender the shares of Common Stock of the Company allocated to such Participant’s account. The Company shall provide the Trustee with a copy of any materials provided to Participants.

B.	Each Participant shall have the right to instruct the Trustee as to the manner in which the Trustee is to respond to the tender offer for any and all of the shares of Common Stock of the Company allocated to such Participant’s Account. The Trustee shall respond to the tender offer with respect to shares of Common Stock of the Company as instructed by the Participant. The Trustee shall not tender any stock allocated to a Participant’s Account for which the Trustee has received no instructions from the Participant.

C.	The Trustee shall tender that number of unallocated shares of Common Stock of the Company which is determined by multiplying the total number of unallocated shares by a fraction of which the numerator is the number of shares of Common Stock of the Company allocated to Participants’ accounts for which the Trustee has received instructions from Participants to tender (and such instructions have not been withdrawn as of the date of determination) and the denominator is the total number of shares of Common Stock of the Company allocated to Participants’ accounts.

D.	A Participant who has directed the Trustee to tender shares of Common Stock of the Company allocated to such Participant’s Account may, at any time prior to the tender offer withdrawal date, instruct the Trustee to withdraw, and the Trustee shall withdraw such shares of Common Stock from the tender offer prior to the withdrawal deadline.

Prior to such withdrawal deadline, if unallocated shares of Common Stock of the Company have already been tendered, the Trustee shall redetermine the number of shares of Common Stock of the Company which would be tendered under Paragraph 8.C. hereunder as if the date of such withdrawal were the date of determination, and withdraw the number of unallocated shares necessary to reduce the number of unallocated shares tendered to the amount so redetermined. A Participant shall not be limited as to the number of instructions to tender or withdraw which he/she may give to the Trustee.

E.	The Trustee shall credit the proceeds received in exchange for tendered shares of Common Stock of the Company to the account from which the tendered stock originated. Notwithstanding Paragraph 3. of this Article VI, each Participant to whose Participant Account amounts have been allocated pursuant to this subparagraph 8.E. shall have the right to direct the Trustee to immediately invest such amounts in any of the Options then available for investment under the Plan.

F.	Notwithstanding the foregoing, a Participant who is a Section 16 Person shall be subject to the limitations, restrictions and other provisions of Paragraph 9. of this Article VI, below, with respect to any tender of shares of Common Stock allocated to such Participant’s Account that is a Discretionary Transaction, as defined in such Paragraph 9.

9.	Section 16 Person Limitations; Discretionary Transactions

A Section 16 Person shall be allowed to direct or have a Discretionary Transaction as defined below, effected under the Plan only if such Discretionary Transaction is effected pursuant to an election made at least six (6) months following the date of the most recent election, with respect to any employee benefit plan of the Company, that effected a Discretionary Transaction that was:

(a)	an acquisition, if the current proposed Discretionary Transaction would be a disposition; or

(b)	a disposition, if the current proposed Discretionary Transaction would be an acquisition.

For purposes of this Article VI, the term “Discretionary Transaction” shall mean a transaction involving equity securities of the Company pursuant to an employee benefit plan of the Company that:

(1)	is at the volition of the Participant;

(2)	is not made in connection with the Participant’s death, disability, retirement or termination of employment;

(3)	is not required to be made available to the Participant pursuant to a provision of the Internal Revenue Code; and

(4)	results in either an intra-plan transfer involving a Company equity securities fund under the Plan, or a cash distribution funded by a volitional disposition of a Company equity security.

Except to the extent otherwise expressly stated herein, all terms and provisions contained in this Paragraph 9. are intended to have the same meaning and effect as when used in Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended (“SEC Rule 16b-3”). Transactions under the Plan by or with respect to Section 16 Persons are intended to qualify for exemptions allowable under SEC Rule 16b-3, unless the Committee specifically determines otherwise; and the provisions of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall, to the extent permissible under the Code and the Employee Retirement Income Security Act of 1974, as amended, be disregarded.

10.	Employee Stock Ownership Plan (ESOP)

The portion of this Plan and the Trust under which investment in ONEOK, Inc. Common Stock is directed by Participants pursuant to Paragraph 2. of this Article VI, above, is to be a qualified Employee Stock Ownership Plan designed to invest primarily in qualifying employer securities. The investment in such stock shall be made and administered in accordance with the provisions of Code Section 4975(e)(7), or succeeding provisions of the federal tax law, the Treasury regulations thereunder, and the provisions of the Plan more specifically providing for establishment and administration of such Employee Stock Ownership Plan, including without limitation, the provisions of this Paragraph 10., stated below; Paragraph 2.F. of this Article VI providing for diversification of investments; Paragraph 7. of this Article VI providing for the voting of ONEOK, Inc. Common Stock; Paragraph 2. of Article VII providing for payment, investment and distribution of ESOP Dividends on ONEOK, Inc. Common Stock; Paragraph 8. of Article IX providing for Participant rights to distribution of ONEOK, Inc. Common Stock; and Paragraph 9. of Article IX providing for Participant rights to distribution of ONEOK, Inc. Common Stock.

It is intended that the Employee Stock Ownership Plan provided for herein shall not acquire any Plan assets or Company securities by use of an exempt loan under Code Section 4975(d)(3), or otherwise, but notwithstanding the foregoing, if and to the extent any such exempt loan is ever made to or received by the Plan, then any such loan shall conform in all respects to the requirements of Code Section 4975(e) and the Treasury regulations thereunder, and must be primarily for the benefit of Participants and their beneficiaries, and shall comply with the following terms and conditions: (1) The interest rate respecting such loan shall not exceed a reasonable rate of interest; and the Trustee shall consider all relevant factors in determining a reasonable rate of interest, including the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the ESOP and the Company (if and to the extent that the Company acts as guarantor), and the interest rate prevailing for comparable loans; and upon due consideration of the foregoing factors, a variable interest rate may be reasonable; (2) At the time that such loan is made or entered into, the interest rate and the price of securities to be acquired should not be such that Plan assets might be dissipated; (3) The terms of such loan, whether or not between independent parties, must be at such time at least as favorable to the Trust as the terms of a comparable loan resulting from arm’s-length negotiations between independent parties; (4) The proceeds of such loan must be used within a reasonable time after their receipt by the Trust only to acquire ONEOK, Inc. Common Stock, to repay such loan, or to repay a prior loan to the Trust; (5) Such loan must be without recourse against the Trust; the only assets of the Trust that may be given as collateral on such loan are shares of ONEOK, Inc.

Common Stock acquired therewith; no person entitled to payment under such loan shall have any right to assets of the Trust other than collateral given for such loan, cash contributions of the Company made to meet the obligations of the Trust under such loan, and earnings attributable to such collateral and the investment of such contributions; the payments made with respect to such loan by the Trust during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years; such contributions and earnings must be accounted for separately on the books of account of the Trust, until the loan is repaid; (6) In the event of default on such loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default; (7) Shares of ONEOK, Inc. Common Stock used as collateral for such loan shall be released from the encumbrance thereof, in accordance with the provisions stated in this Paragraph 10., below; and (8) Except as otherwise provided hereinbelow under the terms of this Plan and Trust, or as otherwise required by applicable law, no ONEOK, Inc. Common Stock or other Company security acquired with the proceeds of such loan shall be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not the Trust is then an employee stock ownership plan as described in Code Section 4975(e)(7).

All shares of ONEOK, Inc. Common Stock acquired by the Trust and pledged as collateral on any such loan shall be added to and maintained in a suspense account. Said shares shall be released from such encumbrance as follows: (1) For each Plan Year during the duration of the loan, the number of shares of ONEOK, Inc. Common Stock released shall equal the number of encumbered shares held immediately before release by a fraction. The numerator of the fraction is the amount of principal and interest paid to the lender by the Trust for the year, and the denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years; (2) For purposes of the foregoing determination, the number of future years under the loan must be definitely ascertainable, and shall be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year; and (3) To the extent of the foregoing release from encumbrance, shares shall be withdrawn from the suspense account, and nonmonetary units representing the Participants’ interest therein shall be allocated, for each Plan Year. The shares of ONEOK, Inc. Common Stock held in the above-described suspense account shall be voted by the Trustee. With respect to shares released from encumbrance, said shares shall be voted as provided in Paragraph 7. of this Article VI of the Plan.

To the extent any Company security is acquired by the Plan with the proceeds of an exempt loan, which security is not publicly traded when distributed or is subject to a trading limitation when distributed, then such security shall be subject to a put option exercisable only by Participant (“Participant” meaning for purposes of these provisions, the Participant and beneficiaries of the Participant), such Participant’s donees, or by a person (including an estate or its distributee) to whom such security passes by reason of such Participant’s death. Such put option must permit the Participant to put such security to the Company, and under no circumstances may the put option bind the Plan, except that such put option may grant the Plan an option to assume the rights and obligations of the Company at the time that the put option is exercised; the put option must be exercisable at least during a fifteen (15)-month period which begins on the date the security subject to the put option is distributed by the Plan, except that if the security is publicly traded without restriction when distributed but ceases to be so traded within fifteen (15) months after the distribution, the Company shall notify each security holder in writing within ten (10) days after the security ceases to be so traded that for the remainder of the fifteen (15)-month period the security is subject to a put option. Such notification shall inform the individual distributees of the terms of the put options that they are to hold. Any such put option is to be exercised by the holder notifying the Company in writing that the put option is being exercised. The period during which such a put option is exercisable shall not include any time when the distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal and state law. The price at which any such put option must be exercisable is the value of the security, determined under Section 54.4795-11(d)(5) of the Treasury regulations. The terms and provisions for payment under any such put option must be reasonable terms within the meaning of Section 54.4975-7(b)(12)(iv) of the Treasury regulations. The payment under any such put option shall not be restricted by the provisions of a loan or any other arrangement, including the Company’s certificate of incorporation, unless so required by applicable state law.

11.	No Guarantee or Indemnity

Nothing contained in this Plan shall be construed as a guarantee by the Company or by the Trustee of the value of any security in which funds held by the Trustee under the Plan are invested or as an indemnity against any loss resulting from such investments.

ARTICLE VII.

CREDITS AND CHARGES TO PARTICIPANT ACCOUNTS

PARAGRAPH

1.	General Charges and Credits

All interest, dividends, and other income received by the Trustee in respect to assets included in a Participant’s Account, and all gains or losses upon the sale of securities in the Participant’s Account, as determined by the Trustee, shall be credited or charged, as the case may be, to the Participant’s Account.

2.	ESOP Dividends

A.	Any ESOP Dividend on ONEOK, Inc. Common Stock which in accordance with the Plan provisions (1) is payable in cash to the Participants in the Plan or their beneficiaries, or (2) is payable to the Plan and is to be distributed in cash to Participants in the Plan or their beneficiaries not later than ninety (90) days after the close of the Plan Year in which paid, may at the election of such Participants or their beneficiaries, be (A) paid as provided in clause (1) or (2) of this Paragraph 2.A., above, or (B) paid to the Plan and reinvested in ONEOK, Inc. Common Stock.

B.	A Participant may elect in writing to either (i) receive and take payment in cash of one hundred percent (100%) of the ESOP Dividends for his/her Participant Account, (ii) receive and take payment in cash of fifty percent (50%) of the ESOP Dividends for his/her Participant Account, and have the other fifty percent (50%) of the ESOP Dividends paid to the Plan and reinvested in ONEOK, Inc. Common Stock, or (iii) elect to receive and take no payment in cash of the ESOP Dividends for his/her Participant Account and have one hundred percent (100%) of such ESOP Dividends paid to the Plan and reinvested in ONEOK, Inc. Common Stock.

C.	A Participant who for any reason fails to make an election with respect to the payment or reinvestment of ESOP Dividends hereunder shall have all of the ESOP Dividends for his/her Participant Account paid to the Plan reinvested in ONEOK, Inc. Common Stock. Reinvestment of ESOP Dividends paid to the Plan shall be made in accordance with all applicable provisions of the Plan providing for the investment of Plan assets in Participant Accounts and for ONEOK, Inc. Common Stock to be a permissible investment thereof under the Plan.

D.	The Committee shall provide for each Participant to make an election in writing to have dividends on ONEOK, Inc. Common Stock payable to the Participant or to the Plan reinvested in such Common Stock, at the time and in the manner provided in rules, forms and procedures prescribed by the Committee.

3.	Calculation of Charges and Credits to Participant Accounts

Except as otherwise directed by the Committee, within its discretion, the cost to be charged to a Participant’s Account of any security purchased by the Trustee according to the Participant’s direction shall be the cost of such security at the closing market price on the date such purchase is directed; and the proceeds credited to a Participant’s Account upon the sale or redemption of any securities shall be the actual proceeds thereof.

4.	Commissions, Taxes, and Charges on Security Purchases and Sales

Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be.

5.	Investment Management Fees

Investment management fees charged or incurred by any person, firm, or entity for the management of investments made in or by any fund in connection with a Participant’s investment in particular investment options shall be charged against the Participant’s Account as the Committee may prescribe and direct from time to time.

6.	Allocation of Plan Administrative Expenses

The Committee may direct and cause all or part of reasonable Plan administrative expenses to be allocated and charged to the Participant Accounts or other Plan accounts of current and former employees and their beneficiaries on a pro rata or other reasonable basis; and such allocation may from time to time be made by allocating all or part of certain reasonable Plan expenses to the Participant Accounts or other Plan accounts of former employees on pro rata or other reasonable basis without similarly allocating and charging such expenses to the Participant Accounts or other Plan accounts of current employees. Any allocation of such expenses to the Participant Accounts or other Plan accounts of current and former employees pursuant to this paragraph may be made on a pro rata or other reasonable basis as determined and set forth in written rules or procedures adopted by the Committee which shall be consistently applied in a manner that complies with the requirements of Code Section 411(a)(11), Title I of ERISA, and guidelines applicable to such allocation published by the Internal Revenue Service and Department of Labor, including, without limitation, Revenue Ruling 2004-10 and Department of Labor Field Assistance Bulletin (FAB) 2003-3.

7.	Calculation of Credits for Redemption

Upon the redemption or maturity or any nontransferable Government bonds included in a Participant’s Account, the difference between the cost thereof and the amount received upon such redemption or maturity shall be credited to the Participant’s Account as income.

8.	Taxes

Taxes, if any, on any assets held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Participants’ Accounts as the Trustee shall determine.

ARTICLE VIII.

VESTING OF BENEFITS

PARAGRAPH

1.	Vesting of Company Contributions

The Company contributions for the account of a Participant, and any income and earnings therefrom and accretions thereon, shall become vested in such Participant immediately upon payment of such contributions to the Trustee and receipt by the Trustee of such income, earnings and accretions, and (subject to subsequent loss through decline in value of investments) the Participant may not thereafter be deprived of such funds under any provision of the Plan. All Accrued Benefits and Participant Accounts of a Participant under the Plan shall be one hundred percent (100%) vested and nonforfeitable at all times. The vesting of benefits under the Plan for a Participant shall be provided in accordance with the provisions of USERRA contained in Code Section 414(u), or corresponding provision of any future tax code.

ARTICLE IX.

DISTRIBUTION OF ACCRUED BENEFITS

1.	Determination of Benefits Upon Retirement

A Participant may terminate employment with the Company and retire for purposes of the Plan on the Participant’s Normal Retirement Date or Early Retirement Date. Provided, that if a Participant continues employment with the Company to a later date, the participation of such Participant in the Plan, including the right to allocations pursuant to Paragraph 2 of Article III, above, shall continue until the Participant’s Retirement Date. Upon a Participant’s Retirement Date, or as soon thereafter as administratively feasible, the Committee shall direct the distribution, at the election of the Participant, of the Participant’s entire vested Accrued Benefit under the Plan in accordance with Paragraph 5. of this Article IX, below.

2.	Determination of Benefits Upon Termination of Employment; Cash-Out Distribution

If a Participant’s employment with the Company is terminated for any reason other than Retirement, Total Disability or death, the Participant shall be entitled to receive distribution the Participant’s vested Accrued Benefit as provided herein. The distribution and payment of the Participant’s Accrued Benefit shall be made upon the occurrence of an event that would result in the distribution and payment had the terminated Participant remained in the employ of the Company (upon the Participant’s Early Retirement or Normal Retirement, Total Disability or death); provided, that at the election of the terminated Participant, the Committee shall direct the Accrued Benefit of such terminated Participant be paid and distributed to the terminated Participant upon a distribution date as soon as administratively feasible after the terminated Participant has filed with Committee a written request and consent in the form prescribed by the Committee. Any distribution of a terminated Participant’s Accrued Benefit shall be made in a manner that is consistent with and satisfies the provisions of Paragraph 5. of this Article IX, below, including but not limited to all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Treasury Regulations thereunder.

Notwithstanding the foregoing provisions of this paragraph if the value of a terminated Participant’s Accrued Benefit does not exceed Five Thousand Dollars ($5,000.00) the Committee shall direct that the entire Accrued Benefit as soon as administratively feasible.

3.	Determination of Benefits Upon Total Disability

In event of a Participant’s Total Disability prior to the Participant’s Retirement Date or other termination of employment with the Company, the entire Accrued Benefit of the Participant shall distributed in accordance with the provisions of Paragraph 5. and Paragraph 7. of this Article IX, below.

4.	Determination of Benefits in Event of Death

A.	Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, the Participant’s Accrued Benefit and all amounts credited to the Participant Account of the Participant shall be distributed in accordance with Paragraph 5. of this Article IX, below, to the deceased Participant’s designated beneficiary.

B.	Upon the death of a terminated Participant the Participant’s Accrued Benefit and all amounts credited to the Participant Account of the terminated Participant, if any, shall be distributed in accordance with Paragraph 5. of this Article IX below, to such terminated Participant’s designated beneficiary.

C.	The Committee may require proper proof of death and such evidence of the right of any person to receive payment of the value of the Accrued Benefit of a deceased Participant or deceased terminated Participant, as the Committee, in its discretion, determines to be advisable. The determination by the Committee of a death and of the right of any person to receive payment or distribution shall be conclusive.

5.	Form of Benefits; Distribution of Participant Accounts

A.	Form of Distribution of Benefits.

The distribution of the vested Participant Account and any and all other Accrued Benefit of the Participant under the Plan shall be in the form of a lump sum distribution. No other benefit option or form of benefit distribution shall be made under the Plan.

B.	Time of Distribution Upon Retirement.

Subject to Paragraph 8 of this Article IX, below, a Participant who terminates employment by Retirement after attainment of the Participant’s Normal Retirement Age shall receive his/her benefit in the form of a cash lump sum distribution as soon as administratively feasible, and not later than within sixty (60) days after the end of the Plan Year following his/her termination of employment by Retirement, unless the Participant elects to defer the commencement of distribution of his/her benefit as provided in Paragraph 6. of this Article IX, below.

C.	Time of Distribution Upon Termination of Employment Prior to Retirement.

Subject to Paragraph 8. of this Article IX, below, Participant who terminates employment prior to his/her attainment of the Participant’s Normal Retirement Age shall have the option to receive, at his/her election, a distribution of his/her entire Accrued Benefit in the form of a cash lump sum distribution as soon as administratively feasible after the Participant’s termination of employment with the Company and not later than sixty (60) days after the end of the Plan Year in which he/she terminates employment with the Company. If the Participant does not elect to receive distribution of his/her benefit prior to the end of the Plan Year in which his/her employment with the Company terminates, the Participant shall be deemed to have made an election to defer the payment and distribution of the Participant’s Accrued Benefit.

The Accrued Benefit of a Participant who has terminated employment of the Company prior to Retirement may not be paid or distributed without the Participant’s consent if the value of the Accrued Benefit exceeds Five Thousand Dollars ($5,000.00) and the Accrued Benefit is immediately distributable.

The Accrued Benefit of a Participant that has not been distributed after the Participant’s termination of employment with the Company prior to Retirement shall be considered immediately distributable if all or any part of the Accrued Benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age sixty-two (62).

Before any distribution of the Accrued Benefit is made to a Participant who has terminated employment with the Company prior to Retirement and has elected, or is deemed to have elected to defer commencement of payment and distribution of any Accrued Benefit the Participant shall be informed in writing of the right to defer receipt of distribution to the extent provided in the Plan. To receive a distribution of the Accrued Benefit the Participant must consent in writing to the distribution prior to the time of distribution in the form and manner required by the Committee. No significant detriment shall be imposed under the Plan on any Participant who does not consent to distribution.

The Accrued Benefit of a Participant that is immediately distributable shall be distributed as soon as administratively feasible on and after the time the Participant consents in writing to such distribution.

Notwithstanding the foregoing, if the Participant’s vested interest in the Plan does not exceed Five Thousand Dollars ($5,000.00) the entire Accrued Benefit and Participant Account of the Participant under the Plan shall be distributed to the Participant in a cash lump sum distribution following his/her termination of employment. The determination of whether the Participant’s vested interest in Plan exceeds $5,000 shall be made without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sec. 402(c), Code Sec. 403(a)(4), Code Sec. 403(b)(8), Code Sec. 408(d)(3)(A)(ii), and Code Sec. 457(e)(16). In no event shall payments be delayed in violation of Code Sec. 401(a)(14).

D.	Time of Distribution Upon Total Disability of Participant.

In the event of Total Disability of a Participant, the Participant shall be entitled to receive a distribution of his/her entire Accrued Benefit in the same manner and at the time provided for with respect to a Participant who terminates employment prior to Retirement under subparagraph 5.C. of this Article IX, above.

E.	Time of Distribution of Death Benefits.

In the event of the death of a Participant or terminated Participant a cash lump sum distribution of the entire Accrued Benefit and Participant Account of the Participant under the Plan shall be paid and distributed as soon a administratively feasible to the Participant’s spouse or the Participant’s designated beneficiary or otherwise, as applicable, in accordance with Article XI of the Plan, below.

If a Participant who does not elect immediate distribution under subparagraph 5.C. of this Article IX, above, or who has made the affirmative election to defer receipt of his/her Participant Account under Paragraph 6. of this Article IX, dies before a complete distribution of the Participant Account has been made, then upon his/her death, his/her entire Participant Account balance shall be distributed to his/her surviving spouse, beneficiaries, or legatees in the same manner as in the case of a Participant’s death prior to other termination of his/her employment with the Company.

If the spouse of a deceased Participant or deceased terminated Participant is the beneficiary the spouse shall have the right to receive, at such spouse’s election a distribution of the Participant’s entire Accrued Benefit, in the form of a cash lump sum distribution as soon as administratively feasible after the Participant’s or terminated Participant’s death, as the case may be. If the spouse does not elect to receive a distribution, the Accrued Benefit will not be distributed unless and until the spouse consents in writing to the distribution thereof, which consent may be given by the spouse at any time in the manner prescribed by the Committee. The distribution to a spouse upon such consent being received shall be in the form a cash lump sum distribution. Provided, that the distribution of the Accrued Benefit shall be made to the spouse in the form of a cash lump sum distribution not later than the time the deceased Participant or deceased terminated Participant, as applicable, would have attained his/her Normal Retirement Age or age sixty-two (62) whichever is later. Provided, further, that if the Accrued Benefit of the deceased Participant or deceased terminated Participant does not exceed Five Thousand Dollars ($5,000.00) it shall be distributed to the surviving spouse as soon as administratively feasible notwithstanding that a request or consent of the surviving spouse has not been received by the Committee and Plan.

If a deceased Participant or a deceased terminated Participant has designated a beneficiary other than the Participant’s spouse in accordance with the provisions of Article XI of the Plan, or is not married, the Accrued Benefit of the deceased Participant or deceased terminated Participant shall be distributed to the designated beneficiary in the form of a cash lump sum distribution as soon as administratively feasible after the death of Participant or terminated Participant, as applicable, and such distribution may be made without the consent of the designated beneficiary.

6.	Participant Election to Defer Distribution

A Participant, whose employment with the Company is terminated by Retirement or for any reason other than death, may make an affirmative election to defer the distribution of his/her Participant Account if it exceeds Five Thousand Dollars ($5,000.00) on the date of his/her Retirement or separation from service. Such affirmative election of deferral of distribution is separate and distinct from the requirement of consent to immediate distribution stated in Paragraph 5. of this Article IX, and shall apply independently thereof. It shall be made by written statement describing the Participant’s Participant Account in a form prescribed by the Committee, signed by the Participant and delivered by him/her to the Committee not later than sixty (60) days following the Participant’s retirement or separation from service.

7.	Required Distribution of Benefits

Unless the Participant elects otherwise under Paragraph 6 of this Article IX, notwithstanding any other provisions of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

A.	the Participant attains the age sixty-five (65),

B.	occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or

C.	the Participant terminates employment with the Company.

8.	Participant’s Right to Demand Employer Securities

Notwithstanding any other provisions herein, each Participant who has his/her Participant Account invested in ONEOK, Inc. Common Stock, and each Participant who is participating in the Employee Stock Ownership Plan part of the Plan and is entitled to a distribution from the Plan shall have a right to demand that his/her Participant Account and benefits under the Plan be distributed in the form of such ONEOK, Inc. Common Stock. Prior to commencement of a distribution from a Participant’s Account to the Participant, the Committee and the Trustee shall notify the Participant in writing that the Participant has the right to demand that his/her Participant Account and benefits be distributed in the form of ONEOK, Inc. Common Stock. Such right shall expire at the time specified in such notice, which shall be not less than thirty (30) days after the delivery of such notice to the Participant.

9.	ESOP Employer Stock Distributions

Notwithstanding any other provisions of the Plan, the ONEOK, Inc. Common Stock in a Participant’s Account to which the Employee Stock Ownership Plan provisions of the Plan are applicable (hereinafter referred to as “ESOP Account Balance”), shall be distributed on the earlier of (i) time when distribution would otherwise be made under the Plan, or (ii) if the Participant so elects, will be distributed commencing not later than one (1) year after the close of the Plan Year (I) in which the Participant separates from service by reason of attainment of Normal Retirement Age under the Plan, disability or death, or (II) which is the fifth (5th) Plan Year following the Plan Year in which the Participant otherwise separates from service, except that this clause (II) shall not apply if the Participant is reemployed by the Company before distribution is required to begin under this clause (II). If distribution of a Participant’s ESOP Account Balance is ever required to be made under clause (ii) in the preceding sentence, then in such case, unless the Participant elects otherwise, the distribution of the Participant’s ESOP Account Balance will be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of five (5) years, or in the case of a Participant with a Participant Account balance in excess of Five Hundred Thousand Dollars ($500,000), five (5) years plus one (1) additional year (but not more than five (5) additional years) for each One Hundred Thousand Dollars ($100,000) or fraction thereof by which such balance exceeds Five Hundred Thousand Dollars ($500,000), as such dollar amounts are adjusted for cost-of-living increases pursuant to Code Sections 409(o)(2) and 415(d). The foregoing provisions of this Paragraph 9 are intended to provide for distribution of a Participant’s ESOP Account Balance at least as soon as provided in Code Section 409(o) only if such form and timing of distribution would be earlier than otherwise generally provided by the Plan.

10.	Deferred Distribution at Age 70½

A Participant whose employment with the Company is terminated and who makes the affirmative election to defer the distribution of his/her Participant Account under Paragraph 6. of this Article IX shall in all events have any undistributed balance of his/her Participant Account paid and distributed to him/her not later than the ninetieth (90th) day next following the end of the Plan Year which he/she attains age 70½.

11.	Mandatory Required Distribution

Subject to the provisions of Part C of Article I of the Plan, and notwithstanding the foregoing, in no event will the entire balance in the Participant Account of any Participant be distributed to such Participant later than the Required Beginning Date which shall be the later of April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½) or retires, except that benefit distributions to a 5-percent owner must commence by April 1 of the calendar year following the calendar year following the calendar year in which the Participant attains age 70½. Provided, in the event a Participant dies before the distribution of the Participant’s interest has begun, then the entire interest of the Participant will, in any event, be distributed within five (5) years after the death of the Participant. Notwithstanding the preceding sentence which states the minimum distribution requirement of Code Section 401(a)(9), it is nevertheless intended that every distribution of a Participant’s Participant Account under the Plan on his/her death shall be made at least as rapidly as the immediate total distribution generally provided for distributions hereunder, without any deferral allowed. A Participant shall be treated as a 5-percent owner for purposes of the provisions of this paragraph if such Participant is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such Participant (owner) attains age 70½.

12.	Medium of Account Distributions

Except as provided otherwise in Paragraphs 8 and 9 of this Article IX, in so far as practicable, upon any complete liquidation of a Participant’s Participant Account, upon distributions made pursuant to this Article IX, any securities held in the account of the Participant will be distributed in kind if the Participant so requests, but where such distribution in kind is impracticable, cash will be paid in an amount equal to the value at the time of distribution, as determined by the Trustee, of any investment that it is impracticable to distribute in kind. No other form of distribution (neither annuity contract nor other item) shall be made from the Trust.

13.	Qualified Domestic Relations Orders; Distributions

Notwithstanding any other provisions of the Plan, if a Participant’s Participant Account is ordered paid, transferred, or assigned, in whole or in part, to an alternate payee pursuant to an order determined by the Plan Administrator to be a Qualified Domestic Relations Order within the meaning of Code Section 414(p), the payment and distribution to such alternate payee of amounts attributable to the Participant’s Account shall be made by the Plan and Trustee in a single lump sum distribution, and such distribution to such alternate payee shall be made pursuant to such a Qualified Domestic Relations Order prior to the date on which the Participant attains the earliest retirement age under the Plan, and within a reasonable period of time after such determination, if such payment is otherwise permissible under Code Section 414(p). For purposes of this Paragraph 13., the term “earliest retirement age” shall mean the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (a) the date the Participant attains age fifty (50), or (b) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

ARTICLE X.

PLAN DISTRIBUTION ADMINISTRATION

PARAGRAPH

1.	Distributions in Certain Events

Except as otherwise provided with respect to ESOP Dividends herein, a distribution or withdrawal of a Participant’s Account shall be made only in the event of the Retirement of the Participant, the termination of employment of the Participant by the Company, or the Total Disability or death of the Participant; provided, that notwithstanding any other provisions hereof limiting the distribution or withdrawal of amounts of a Participant’s Account, a Participant’s Account may be distributed in the event of (i) the termination of the Plan without establishment or maintenance of another defined contribution plan by the Company (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), (ii) the disposition by the Company of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Company in a trade or business of the Company, but only with respect to a Participant who continues employment with the corporation acquiring such assets, or (iii) the disposition by the Company of the Company’s interest in a Subsidiary (within the meaning of Code Section 409(d)(3)), but only with respect to a Participant who continues employment with such Subsidiary. No such distribution shall be permitted to a Participant unless it is made in the form of a lump sum distribution; and a distribution by reason of an event described in clause (ii) or (iii) of the preceding sentence of this Paragraph shall not be permitted unless the transferor corporation continues to maintain the Plan after the disposition. Payment and distribution of ESOP Dividends to Participants and retired or terminated Employees may be made to the extent otherwise provided for in the Plan, and as allowed and authorized by Code Sections 4975(e) and 404(k) and Treasury regulations pertaining to such payments and distributions.

2.	ESOP Dividend Distributions

The Committee and Trustee may have ESOP Dividends paid and distributed to a Participant, and to a retired or terminated Employee in accordance with and to the extent provided in Paragraph 2. of Article VII, above.

3.	No Forfeiture for Suspension or Termination

No termination or suspension of participation in the Plan or failure to resume participation at any time shall affect the Participant’s right to receive distribution of his/her Participant Account upon complete liquidation upon the terms and at the time provided in Paragraph 5. of Article IX, or upon termination of the Plan as provided in Paragraph 4. of this Article X or upon adverse modification of the Plan as provided in Paragraph 4. of Article XV, or upon termination of the Trust as provided in Paragraph 6. of Article XV. Furthermore, and notwithstanding any other terms or provisions of this Plan, no suspension or termination of participation under the Plan shall operate to alter a Participant’s rights, privileges, or obligations thereunder with respect to the management or disposition of his/her account with the Trustee.

4.	Termination of Plan

Upon a partial termination of the Plan, or upon a termination of the Plan as an entirety or as to any Subsidiary of the Company, each Participant of the Company or of such Subsidiary then participating, as the case may be, will receive distribution of the entire balance of his/her Participant Account.

5.	Valuation of Securities

For the purpose of valuing a Participant’s Account in connection with any distribution in kind, any nontransferable Government bonds shall be valued at the then current redemption price thereof, and other securities shall be valued at prices determined by the Trustee, as near as practicable to those then obtainable upon a sale in the open market.

ARTICLE XI.

BENEFICIARIES IN THE EVENT OF DEATH

PARAGRAPH

1.	Surviving Spouse as Primary Beneficiary

A Participant’s nonforfeitable Accrued Benefit (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) shall be payable in the form of benefit provided herein on the death of the Participant, to the Participant’s surviving spouse, or if there is no surviving spouse or the surviving spouse consents in the manner provided in paragraph 2. of this Article XI, then to a designated beneficiary of the Participant under Paragraph 3. of this Article XI, below.

2.	Election and Consent to Alternate Beneficiary or Beneficiaries

A Participant may elect at any time to waive the required distribution and payment of his/her Participant Account to his/her surviving spouse in the event of his/her death. Any such election must be made in writing by the Participant in the form prescribed by the Committee. Any election by a Participant to waive the surviving spouse benefit may be revoked at any time by the Participant by a written declaration of revocation delivered to the Committee in such form as it may prescribe. Any election shall not take effect unless the spouse of the Participant consents in writing to such election, such election designates a beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without requirement of further consent by the spouse), and the spouse’s consent acknowledges the effect of such election and is witnessed by a Plan representative or notary public; or it is established to the satisfaction of the Plan representative that the consent required of the spouse, as hereinabove provided, may not be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed by Treasury Regulations; provided, that any such consent by a spouse shall be effective only with respect to such spouse.

3.	Designation of Beneficiary or Beneficiaries

A Participant who has no spouse, or who with his/her spouse’s consent has elected to waive the surviving spouse benefit as hereinabove provided, may file with the Committee, a written designation, in the form prescribed by the Committee, of the beneficiary or the beneficiaries to receive all or part of his/her account upon his/her death, and the Participant shall also file with the Committee such information as to the identity of the beneficiary or beneficiaries and the relationship of the beneficiary or beneficiaries to the Participant as the Committee may from time to time require. The last designation received by the Committee shall be controlling over any testamentary or other disposition; provided, however, that no designation, or change or cancellation thereof, under this Plan shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

4.	Payment and Distribution to Beneficiary or Beneficiaries

Upon the death of a Participant, his/her Participant Account and Accrued Benefit shall be paid or distributed to the Participant’s spouse, or beneficiary or beneficiaries designated by him/her as provided in this Article XI and the preceding Paragraphs 1. through 3. of this Article XI, or, in the absence of such designation, to the estate of the Participant or to the beneficiary or beneficiaries entitled thereto under the intestacy laws governing the disposition of his/her estate, and thereupon the Trustee, the Company, and the Committee shall not be under any further liability to anyone.

ARTICLE XII.

ADMINISTRATION

PARAGRAPH

1.	Plan Committee

The Plan shall be administered by a Committee consisting of not less than three (3) members, who shall be appointed from time to time by the Board of Directors and shall serve at the pleasure of the Board. Each of the members of the Committee shall from time to time designate an alternate who shall have full power to act in his/her absence or inability to act. Members of the Committee may participate in the benefits under the Plan provided they are otherwise eligible to do so. Except as otherwise provided by the Board of Directors, no member of the Committee shall receive any compensation for his/her services as such. No bond or other security shall be required of any member of the Committee in such capacity in any jurisdiction. In the absence of the Chairman of the Committee, the alternate designated by the Chairman shall preside at the meetings of the Committee.

2.	Trust and Trustee; Committee and Authority and Discretion of Committee

The Company and Bank of Oklahoma, N.A., have entered into a trust agreement (hereinafter referred to as “Trust Agreement”) pursuant to which Bank of Oklahoma, N.A., is to act as Trustee under the Plan. The Company may, without further reference to or action by any Employee, Participant, or any Subsidiary of the Company participating in the Plan, (a) from time to time enter into such further agreements with the Trustee or other parties, and make such amendments to said Trust Agreement or such further agreements, as the Company may deem necessary or desirable to carry out the Plan; (b) from time to time designate successor Trustees which in each case shall be a bank or trust company having capital and surplus of not less than five hundred million dollars ($500,000,000); and (c) from time to time take such other steps and execute such other instruments as the Company may deem necessary or desirable to put the Plan into effect or to carry it out. The Board shall determine the manner in which the Company shall take any such action. The Committee shall advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee to pay such benefits from the respective Participant Accounts. The Committee shall have such other powers and duties as are specified in this instrument as the same may from time to time be constituted, and not in limitation but in amplification of the foregoing, the Committee shall have power, to the exclusion of all other persons, in its sole discretion, to make all determinations and interpretations with respect to administration of the Plan; to interpret or construe the provisions of this instrument and to determine all questions that may arise hereunder as to the status and rights of Participants and others hereunder; to determine if, when and how it is administratively feasible to make any payment or distribution required or allowed under the Plan; to decide any disputes which may arise hereunder; to construe and determine the effect of beneficiary designations; to determine all questions that shall arise under the Plan, including questions as to the rights of Employees to become Participants, as to the rights of Participants, and including questions submitted by the Trustee on all matters necessary for it properly to discharge its duties, powers, and obligations; to employ legal counsel, accountants, actuaries, consultants and agents;

to establish and modify such rules and regulations for carrying out the provisions of the Plan not inconsistent with the terms and provisions hereof, as the Committee may consider proper and desirable; and in all things and respects whatsoever, without limitation, to direct the administration of the Plan and Trust with the Trustee being subject to the direction of the Committee. The Committee shall establish and maintain reasonable procedures governing the filing of benefit claims, notification of benefit determinations and appeal of adverse benefit determinations, as described in and consistent with Paragraph 7 of this Article XII, below, and which shall also be described in the summary plan description for the Plan. The Committee may supply any omission or reconcile any inconsistency in this instrument in such manner and to such extent as it shall deem expedient to carry the same into effect and it shall be the sole and final judge of such expediency. The Committee may adopt such regulations with respect to the signature by an Employee, Participant and/or the spouse of an Employee or Participant to any directions or other papers to be signed by Employees or Participants and similar matters as the Committee shall determine in view of the laws of any state or states.

3.	Plan Fiduciary

The Fiduciary of the Plan, who shall have authority to control and manage the operation and administration of the Plan, is the Committee. The Fiduciary may serve in more than one (1) fiduciary capacity under the Plan. It may employ one (1) or more persons to render advice to it. It may delegate ministerial functions to any person or persons. The Trustee and the Company may by agreement in writing arrange for the delegation by the Trustee to the Committee of any of the Trustee’s functions except the custody of the assets, the voting with respect to shares held by the Trustee, and the purchase and sale or redemption of securities. Any action in accordance with this paragraph will be subject to advance approval of the Board of Directors of the Company.

4.	Action by Committee

Any act which this instrument authorizes or requires the Committee to do may be done by a majority of the then members of the Committee. The action of such majority of the members expressed either by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office, provided, however, that the Committee may, in specific instances, authorize one (1) of its members to act for the Committee when and if it is found desirable and convenient to do so.

5.	Costs of Plan Administration

Except as provided in Paragraphs 4., 5., 6., and 8. of Article VII hereof, the Company shall pay all costs and expenses incurred in administering the Plan including without limitation the expenses of the Committee, the fees and expenses of the Trustee, the fees of its counsel, and other administrative expenses.

6.	Uniform and Nondiscriminatory Application

All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees and Participants in similar circumstances. The Committee shall be entitled to rely upon information furnished by the Company pertinent to any calculation or determination made pursuant to this Plan.

7.	Summary Plan Description; Committee Decisions; Appeal Procedures

The Committee shall cause to be furnished to each Participant a written summary plan description of the Plan and any amendment thereto. Such summary plan description shall include the designation of the plan administrator, name of the Trustee, and shall set forth the Participant’s rights and duties with respect to the benefits available to him/her under the Plan. The summary plan description shall include a description of claims procedures, which shall contain provisions that are consistent with the following terms of this paragraph. Any decisions of the Committee respecting an Employee’s right to become a Participant in the Plan or the right of a Participant or beneficiary to benefits shall be delivered to the Employee, Participant or beneficiary in writing. If an Employee, Participant or beneficiary is denied benefits under the Plan, the Committee shall notify the Employee, Participant or beneficiary of its decision with a written or electronic notification. Such notification shall set forth (i) the specific reason or reasons for the denial or adverse determination, (ii) the specific Plan provisions on which the determination is based, (iii) a description of any additional material or information necessary for the Employee, Participant or beneficiary (hereinafter also referred to as a “claimant”) to perfect the claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the right of a claimant to bring a civil action under ERISA following an adverse benefit determination on review.

A claimant shall have a right to a full and fair review of a claim and adverse benefit determination, and in all cases of such review (i) a claimant shall have at least sixty (60) days following receipt of notification of an adverse benefit determination within which to appeal such determination, (ii) a claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim for benefits (iii) a claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information the Committee determines to be relevant to the claimant’s claim for benefits, and (iv) a review that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. A claimant shall be notified of the determination of the Committee and Plan on review within a reasonable time, but not later than sixty (60) days after the receipt of the claimant’s request for review, unless the Committee and Plan determine that special circumstances require an extension of time for processing of the claim and review, in which event written notice of such extension shall be furnished to the claimant prior to the termination of the initial sixty (60) day period, and in no event shall such extension exceed a period of sixty (60) days from the end of such initial period; and such notice of extension shall indicate the special circumstances requiring an extension of time and the date by which the Committee and Plan expect to render the determination on review. A claimant shall be provided by the Committee and Plan a written or electronic notification of a benefit determination on review. In the case of an adverse benefit determination on review, such notification shall set forth (i) the specific reason or reasons for the adverse determination, (ii) reference to the specific Plan provisions on which the benefit determination is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information the Committee determines to be relevant to the claimant’s claim for benefits, and (iv) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

8.	Delivery of Documents and Communications

A.	All notices, reports, and statements given, made, delivered, or transmitted to a Participant shall be deemed duly given, made, delivered, or transmitted when mailed, by such class of mail as the Committee or Trustee may deem appropriate, with postage prepaid and addressed to the Participant at the address last appearing on the books of the Company. A Participant may change his/her address from time to time by written notice in form prescribed by the Committee.

B.	Written directions, notices, and other communications from Participants to the Company, the Trustee, or the Committee shall be mailed by first-class mail or delivered to such location as shall be specified in rules or regulations or upon the forms prescribed by the Committee, and shall be deemed to have been given when received at such location.

C.	The Committee may from time to time authorize and prescribe that delivery of notices, documents and other communications pertaining to the Plan by and between the Committee and Participants and beneficiaries be made by telephonic, facsimile, internet electronic or other means.

9.	Recognition of Agency Relationships

The Trustee need not recognize the agency of any party for an Employee or Participant unless it shall receive documentary evidence thereof satisfactory to it and thereafter from time to time, as the Trustee may determine, additional documentary evidence showing the continuance of such agency; provided that the Trustee shall not be required to recognize any agency which the Trustee deems to be a device for violating the provisions of the Plan. Until such time as the Trustee shall receive documentary evidence satisfactory to it of the cessation or modification of any agency, the Trustee shall be entitled to rely upon the continuance of such agency and to deal with the agent as if he/she or it were the Employee or Participant.

10.	Annual Valuation of Trust Assets

The Trustee shall value the assets of the Plan Trust as of the close of the last day of the Plan Year, and more frequently, if directed by the Committee. The assets of the Trust shall be valued at their fair market value and the Committee shall, in accordance with a method consistently followed and uniformly applied, allocate the sums contributed by the Company and Participants, plus the net income or minus the net loss of the Trust, and plus the net appreciation or minus the net depreciation in the Trust assets, to the separate Participants’ Accounts of the respective Participants under the Plan in accordance with the foregoing and the provisions of Article VII and other pertinent provisions of the Plan.

11.	Audit

The independent accountants who audit the books and accounts of the Company shall annually examine the records of the Company and the Committee in respect of the Plan and, on the basis of such examination, make such report to the Trustee as it may request. The records of the Trustee and (subject to such report by said independent accountants) the records of the Company and the Committee shall be conclusive in respect of all matters involved in the administration of the Plan.

12.	Annual Reports

The Committee shall annually, mail to each Participant a statement as of the end of the previous Plan Year, at such time and in such form as the Committee shall determine, setting forth the Participant Account of such Participant. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Trustee within thirty (30) days after the mailing of such statement to the Participant.

ARTICLE XIII.

MISCELLANEOUS

PARAGRAPH

1.	Effective Date

The Plan shall be effective January 1, 2005, unless otherwise stated in the Plan or by the Board of Directors of the Company.

2.	Non-Assignability

To the extent permitted by law, it is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan or in his/her Participant Account shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including (but without limitation) execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, but excluding devolution by death or mental incompetency; and no right or interest of any Participant in the Plan or in his/her Participant Account shall be liable for or subject to any obligation or liability of such Participant.

3.	Qualified Domestic Relations Orders

The foregoing limitation shall not apply to a Qualified Domestic Relations Order, and payments shall be made hereunder in accordance with the applicable requirements of any such Qualified Domestic Relations Order in accordance with written procedures to be established by the Committee to determine the qualified status of domestic relations orders and to administer distributions under such orders in accordance with Section 206(d)(3) of ERISA, and regulations thereunder. For purposes of this Plan a “Qualified Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement) which creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to receive all or a portion of the benefits payable with respect to a Participant under this Plan, and relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, is made pursuant to a state domestic relations law (including a community property law), and which meets the requirements of Section 206(d)(3)(C) and (D) of ERISA. For purposes of the foregoing, an “alternate payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of, the benefits payable under the Plan with respect to such Participant.

4.	Terms of Employment Unaffected

Participation in the Plan by a Participant shall in no way affect any of the Company’s rights to assign such Participant to a different job or position; to change his/her title, authority, duties, or rate of compensation; or to terminate his/her employment.

5.	Construction of Plan

The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma. Any interpretation of the Plan by the Committee shall be conclusive and may be relied upon by the Trustee and all parties in interest.

ARTICLE XIV.

TOP-HEAVY RULES

PARAGRAPH

1.	Minimum Contribution

Subject to modification of EGTRRA modifications in Article I, Part B. of the Plan, if this Plan is top heavy in any Plan Year, the Plan guarantees a minimum contribution of three percent (3%) of Compensation for each Non-key Employee who is a Participant employed by the Company on the last day of the Plan Year. If the contribution rate for the Key Employee with the highest contribution rate is less than three percent (3%), the guaranteed minimum contribution for Non-key Employees under this Paragraph 1. shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Company contributions (not including Company contributions to Social Security) and any forfeitures allocated to the Participant’s Account for the Plan Year divided by his/her Compensation for the Plan Year taking into consideration amounts contributed as a result of a salary reduction arrangement in determining the contributions made on behalf of Key Employees. All qualified defined contribution plans maintained by the Company shall be considered as a single plan for purposes of determining the contribution rate. For any year in which the Plan is top heavy, each Non-key Employee shall receive a minimum contribution if not separated from service at the end of the Plan Year regardless of whether such Non-key Employee has declined to make any mandatory contribution otherwise required by the Plan.

If this Plan is top heavy and any Participant in the Plan is a Participant in any other top-heavy defined contribution plan(s) maintained by the Company, then this Plan shall provide the defined contribution plan minimum contribution for all such top-heavy defined contribution plans.

If any Participant in the Plan is also covered by a top-heavy defined benefit plan of the Company, the aggregate top-heavy minimum benefit requirement for such Participant for all plans affected shall be satisfied by such Participant receiving a safe harbor minimum defined contribution under this Plan equal to at least five percent (5%) of his/her Compensation for each Plan Year such plans are top-heavy, all in accordance with and pursuant to the provisions of Treasury Regulations, Section 1.416-1, M-12, and any amendment thereto.

2.	Rate of Minimum Contribution

To the extent the contribution rate with respect to a Non-key Employee for a Plan Year as described in Paragraph 1. above, is less than the minimum contribution, the Company will increase its contribution for such Employee to the extent necessary so his/her contribution rate for the Plan Year shall equal the guaranteed minimum contribution. The required additional contribution shall be made from net profits of the Company to the extent available, but if for a particular Plan Year there are no profits out of which to make contributions to the Plan, the Company shall nevertheless make the minimum guaranteed contribution for each Non-key Employee. The Committee shall allocate the additional contribution to the account of the Non-key Employee for whom the Company makes the contribution.

3.	Top-Heavy Status Determination

The Plan is top heavy for a Plan Year if the top-heavy ratio as of the Determination Date exceeds sixty percent (60%). The top-heavy ratio is a fraction, the numerator of which is the present value of the Accrued Benefit of all Key Employees as of the Determination Date, the contributions due as of the Determination Date, and distributions made within the five (5)-year period immediately preceding the Determination Date, and the denominator of which is a similar sum determined for all Participants under this Plan; provided, that if any individual has not performed services for the Company at any time during the five (5)-year period ending on the Determination Date, any Accrued Benefit for such individual (and on account of such individual) shall not be taken into account. The foregoing determination of top-heaviness, and the top-heavy ratio shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group including the Plan. The Committee shall calculate the top-heavy ratio without regard to any Non-key Employee who was formerly a Key Employee. The Committee shall calculate the top-heavy ratio, including the extent to which it must take into account any distributions, rollovers, and other transfers, in accordance with Code Section 416 and the regulations thereunder.

If the Company maintains any other qualified plans, this Plan is a top-heavy plan only if it is part of the Top-Heavy Aggregation Group, and the top-heavy ratio for both the Top-Heavy Aggregation Group and the Additional Aggregation Group exceeds sixty percent (60%). The Committee shall calculate the top-heavy ratio and determine top-heavy status for the aggregation of plans for a particular year by the following procedures:

A.	The present value of accrued benefits (including distribution to Key Employees) is determined separately for each plan as of each plan’s Determination Date;

B.	The plans are then aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year, and

C.	The combined results shall indicate whether or not the plans so aggregated are top heavy.

4.	Top-Heavy Contribution Limits

If the Plan is a top-heavy plan, paragraphs 2(B) and 3(B) of Code Section 415(e) shall be applied by substituting “1.0” for “1.25” therein. Such substitution need not be made if the minimum contribution provided for under Paragraph 1. of this Article XIV is applied by substituting “four percent (4%)” for “three percent (3%)” therein, and if the Plan would not be a top-heavy plan if “ninety percent (90%)” were substituted for “sixty percent (60%)” wherever it appears in Paragraph 3. of this Article XIV.

5.	Vesting

The vesting in Plan benefits for Participants provided in Paragraph 1. of Article VIII, shall be applicable to this Plan as a top-heavy plan.

6.	Definitions

For purposes of applying the provisions of this Article XIV, the following definitions shall be applicable:

A.	“Key Employee” means as of any Determination Date, any Participant or former Employee (and his/her beneficiaries) who at any time during the Plan Year (which includes the Determination Date) or during the four (4) preceding Plan Years, is (i) an officer of the Company having an annual compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year; (ii) one (1) of the top ten (10) Employees having annual compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company; (iii) a five-percent (5%) owner of the Company, or (iv) a one-percent (1%) owner of the Company who has total annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000). For purposes of clause (i) above, no more than fifty (50) Employees (or, if lesser, the greater of three or ten percent (3 or 10%) of the Employees) shall be treated as officers. For purposes of clause (ii) above, if two (2) Employees of the Company have the same interest in the Company, the Employee having the greater annual compensation from the Company shall be treated as having the larger interest. Such term shall not include any officer or employee of an entity referred to in Code Section 414(d); and for purposes of determining the number of officers taken into account under clause (i), employees described in Code Section 414(q)(8) shall be excluded.

B.	“Non-key Employee” means a Participant who does not meet the definition of Key Employee, and such Participant’s beneficiary or beneficiaries.

C.	“Five percent (5%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.

D.	“One percent (1%) owner” means any person who would be described in subparagraph 6.C., above, if “one percent (1%)” were substituted for “five percent (5%)” each place it appears in subparagraph 6.C., above.

For purposes of the foregoing, subparagraph (C) of Code Section 318(a)(2) shall be applied by substituting “five percent (5%)” for “fifty percent (50%);” the rules of subsections (b),(c), and (m) of Code Section 414 shall not apply for purposes of determining ownership of the Company; and the term “compensation” shall have the meaning given such term by Code Section 414(q)(4).

E.	“Accrued Benefit” shall mean the amount of the Participant’s Account under this Plan as of any particular date derived.

F.	“Compensation” means the first two hundred thousand dollars ($200,000) (or greater amount prescribed hereafter by the Internal Revenue Service) of the Participant’s total annual compensation, which includes the Participant’s earned income, wages, salaries, fees, for professional service and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The term “Compensation” shall not include:

1.	Company contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are deductible by the Employee, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

2.	Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

3.	Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

4.	Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

The provisions of this subparagraph 6.F. shall apply solely to purposes of this Article XIV, and such compensation is those amounts actually paid or made available to a Participant or includible in his/her gross income within the limitation year for this Plan.

G.	“Top-Heavy Aggregation Group” means each qualified plan of the Company in which at least one (1) Key Employee participates (in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years) and any other qualified plan of the Company which, when considered with such qualified plans with Key Employee participants, enables such plans (those with at least one (1) Key Employee) to meet the coverage and nondiscrimination rules of Code Sections 401(a)(4) or 410.

H.	“Additional Aggregation Group” means the Top-Heavy Aggregation Group plus any other qualified plans maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Code Sections 401(a)(4) and 410. The Committee shall determine which plan or plans to consider in determining the Additional Aggregation group.

I.	“Determination Date” for any Plan Year is the last day of the preceding Plan Year.

J.	“Valuation Date” means the annual date on which Plan assets are to be valued hereunder for the purpose of determining the value of account balances, which occurred most recently within a twelve (12)-month period ending on the determination date.

ARTICLE XV.

AMENDMENT AND TERMINATION

PARAGRAPH

1.	Amendment and Termination of Plan

The Company hopes and expects to continue the Plan indefinitely. However, the right to amend, modify or terminate the Plan is necessarily reserved by the Company. The amendment or modification of the Plan may be made by the Chief Executive Officer of the Company, upon approval by the Committee, executing a written instrument containing such amendment or modification as he deems necessary or advisable (pursuant to authority which has been duly delegated to him by the Board and is hereby acknowledged and recognized); provided, that no amendment or modification of the Plan which would increase the benefits provided to Participants or increase contributions required to be made by the Company under the Plan, or to terminate the Plan, shall be made unless such amendment or modification is authorized pursuant to a resolution adopted by the Board.

2.	Limit to Effect of Amendment or Modification

An amendment or modification may affect Participants at the time thereof as well as future Participants, but no amendment, modification, termination or partial termination or discontinuance of the Plan for any reason may diminish the account of any Participant as of the effective date of such amendment, modification or discontinuance. No amendment or modification may alter the allocation of the benefits as between Officers and Directors on the one hand and other Employees on the other hand. An amendment or modification which affects the rights or duties of the Trustee may be made only with the consent and agreement of the Trustee.

3.	Amendment to Include Subsidiary

The Plan may be amended or modified from time to time pursuant to the provisions of this Article XV for purposes of extending its benefits to one (1) or more Subsidiaries of the Company.

4.	Participant Rights in Case of Amendment or Modification

In the event that any amendment or modification of the Plan shall adversely affect the rights of any Participant as to the use of or withdrawal from his/her account, such Participant, for a period of ninety (90) days after the effective date of such amendment or modification, shall have the option, to be exercised by written notice to the Trustee in form prescribed by the Committee (a copy of which form of notice shall accompany the notice of amendment or modification), to have liquidated and distributed to him/her his/her entire account as of the effective date of such amendment or modification; provided, that such right of distribution shall be subject to any applicable qualification requirements of the Code and regulations thereunder, and shall not be permitted to the extent the Committee determines that such distribution will adversely affect the qualified status of the Plan, or is otherwise not permissible or authorized under the Code and regulations.

5.	Nonforfeitability

Notwithstanding any other provisions of the Plan, in the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan after the date of the enactment of the Employee Retirement Income Security Act of 1974, each Participant in the Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

6.	Termination Distributions

The Company reserves the right to terminate the Plan and trust under the Trust Agreement, but upon any termination or partial termination of the Plan and trust, each Participant will receive distribution of the entire balance of his/her Participant Account held under the Trust, provided, that if the Participant’s Account exceeds Five Thousand Dollars ($5,000.00) it shall not be immediately distributed prior to his/her attaining Normal Retirement Age without the written consent of the Participant; but no consent to immediate distribution shall be required to the extent that the Plan does not offer an annuity option (purchased from a commercial provider), or the Participant’s Account may be transferred without the Participant’s consent to another defined contribution plan of the Company, as allowed, pursuant to Treasury Regulations §1.411(a)-11(e); and provided, further, no such consent shall be required in the event of death of the Participant, and such requirement of consent, if applicable, shall not give a Participant a right to any form or method of payment of his/her Participant Account other than immediate distribution of his/her entire Participant Account balance.

ONEOK, Inc.

By	/s/ DAVID KYLE